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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240
October 26, 2015

Dear Fellow Stockholders:

        You are cordially invited to attend the annual meeting of stockholders of Tuesday Morning Corporation to be held at 8:30 a.m., Central time, on December 9, 2015 at Tuesday Morning Corporation's Headquarters, 6250 LBJ Freeway, Dallas, Texas 75240. At the annual meeting you will be asked to (1) elect seven directors, (2) consider an advisory vote on the compensation of our named executive officers as disclosed in these materials, (3) ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016 and (4) transact such other business as may properly come before the annual meeting or any postponements or adjournments of the annual meeting.

        The formal notice of the annual meeting of stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

        Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or, if you request that proxy materials be mailed to you, also by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure that you are represented at the annual meeting if you do not attend in person. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting in accordance with the procedures set forth in the proxy statement.

        Thank you for your continued support of and interest in Tuesday Morning Corporation.

Sincerely,

Steven R. Becker Executive Chairman

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 9, 2015

Dear Stockholders:

        The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation (the "Company") will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on December 9, 2015 at 8:30 a.m., Central time. At the Annual Meeting, our stockholders will be asked to consider and vote on the following matters:

  1.
  Election of seven directors;

  2.
  Advisory approval of the Company's executive compensation;

  3.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016; and

  4.
  Transaction of any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        This Notice of Annual Meeting, the Proxy Statement for the Annual Meeting and our Annual Report for fiscal 2015 are being made available to our stockholders on or about October 26, 2015 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        Only stockholders of record at the close of business on October 12, 2015 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote these shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, and you complete the legal proxy and present it to us at the Annual Meeting. Stockholders of record may vote over the Internet, by telephone, by mail if you received a printed set of proxy materials or in person at the Annual Meeting.

        Under applicable rules, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote these shares on the election of directors and the advisory vote on executive compensation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

By Order of the Board of Directors,

Meredith W. Bjorck Secretary

Dallas, Texas,
October 26, 2015

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, December 9, 2015

        This Proxy Statement and the related proxy materials are being made available to stockholders of Tuesday Morning Corporation, a Delaware corporation, on or about October 26, 2015 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail. The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting your proxy for the proposals to be presented at the Annual Meeting of Stockholders to be held on December 9, 2015, at 8:30 a.m., Central time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in more detail in this Proxy Statement.

        The costs of soliciting proxies pursuant to this Proxy Statement will be paid by the Company. Solicitation may be made in person or by telephone, email, mail or facsimile by our director, officers or employees. The Company has also retained Okapi Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500, plus administrative costs and any other reasonable out-of-pocket disbursements. The Company will bear the expense of preparing and distributing this Proxy Statement and accompanying materials to our stockholders.

        As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

Important Notice Regarding Internet Availability

        In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), we may furnish proxy materials, including this Proxy Statement and the Company's 2015 Annual Report to Stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing our proxy materials on a website referred to in the Notice and for requesting to receive printed copies of the proxy materials by mail or electronically by email.

        If you would like to receive a paper or email copy of our proxy materials for our Annual Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting on the proposals described in this Proxy Statement. We believe the delivery options that we have chosen allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of such materials and reducing the environmental impact of printing and mailing paper copies.

 ABOUT THE MEETING

Record Date and Shares Entitled to Vote

        The record date for the Annual Meeting is October 12, 2015 (the "Record Date"). Only holders of record of shares of our common stock, par value $0.01 per share (the "Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 44,331,640 shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

Quorum

        In order for any business to be conducted at the Annual Meeting, the holders of at least a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes (which are described below) will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. Although it is not expected, if holders of less than a majority of the shares of our Common Stock are present or represented by proxy at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How to Vote Your Shares

        If you are a stockholder of record, you cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. Written ballots will be provided to anyone who wants to vote in person at the Annual Meeting and is entitled to do so. You can vote by proxy in one of three convenient ways:

  •
  by mail, if you requested and received a printed set of proxy materials, by completing, signing, dating and returning the separate proxy card in the postage-paid self-addressed envelope;

  •
  over the Internet by visiting the website provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided; or

  •
  by telephone by calling the toll-free number provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided.

        Stockholders of record may vote their shares by telephone or over the Internet 24 hours a day, seven days a week. Telephone and Internet votes must be received by 11:59 p.m. Eastern time on December 8, 2015 and votes by mail must be received on or before December 8, 2015.

        If your shares of Common Stock are held in "street name" by a broker, bank or other nominee, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote (1) "FOR" the election of each of the Company's director nominees, (2) "FOR" the approval, on an advisory basis, of the Company's executive compensation, and (3) "FOR" the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2016.

Changing Your Vote

        If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by:

  •
  timely delivering a signed, written revocation letter, dated later than the proxy, to our Secretary at our corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240;

  •
  timely mailing another duly executed proxy bearing a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

  •
  voting at a later time over the Internet or by telephone, if you previously voted over the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy or ballot will be the vote that is counted.

Voting by Street Name Holders; Treatment of Routine and Non-Routine Items

        If you are the beneficial owner of shares held in "street name" and do not submit voting instructions to your broker, bank or other nominee, under the applicable rules the broker, bank or other nominee that holds your shares may use its discretion in voting your shares with respect to "routine items" but not with respect to "non-routine items." On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, these shares will not be voted and will be treated as "broker non-votes." The proposal to ratify the selection of Ernst & Young as our independent registered public accounting firm for fiscal 2016 is considered a routine item and therefore may be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this proposal. However, the election of directors and the advisory vote on executive compensation are considered non-routine items. Accordingly, if your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

Required Vote

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  Election of directors—The nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the seven nominees who receive the highest number of votes "FOR" his or her election at the Annual Meeting will be elected to the Board. Stockholders may not cumulate their votes in the election of directors. You may only vote "FOR" or "WITHHOLD AUTHORITY" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. The withholding of authority by a stockholder and broker non-votes will generally have no effect on the outcome of this proposal because only a plurality of votes is required for the election of directors.

  •
  Advisory vote on executive compensation—The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's executive compensation.

  •
  Ratification of the selection of the Company's independent registered public accounting firm—The ratification of the selection by the Audit Committee of the Board (the "Audit Committee") of Ernst & Young as the Company's independent registered public accounting firm for fiscal 2016 requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although SEC regulations and The NASDAQ Stock Market ("NASDAQ") rules require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, abstentions will have the same effect as a vote against this proposal. As discussed above, under applicable rules, brokers, banks and other nominees may use their discretion to vote shares of Common Stock held in "street name" for which voting instructions are not submitted with respect to the ratification of the selection of Ernst & Young, so no broker non-votes are expected for this proposal.

Default Voting

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

  •
  "FOR" the election of each of the Company's director nominees;

  •
  "FOR" the approval, on an advisory basis, of the Company's executive compensation; and

  •
  "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016; and

  •
  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

        If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of such adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration of the Company's stockholders at the Annual Meeting.

Attending the Annual Meeting

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Announcement of Voting Results

        The preliminary voting results are expected to be announced at the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.tuesdaymorning.com, under "Investor Relations—Financial Info—SEC Filings."

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote upon the proposed re-election of each of the seven members of our Board of Directors who are standing for re-election. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at seven. The Board has nominated Steven R. Becker, Terry Burman, Frank M. Hamlin, William Montalto, Sherry M. Smith, Jimmie L. Wade and Richard S. Willis for election as directors of the Company. The seven nominees are currently serving as our directors, and, if they are elected, the nominees will continue to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination for election, which is not currently anticipated, the Board may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the nominees has indicated his or her willingness to serve the full term. The Company did not receive notice from any stockholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.

        The following is biographical information about each of the nominees to the Board of Directors, including the specific experience, qualifications, attributes and skills of the nominees that led to the conclusion that each of the nominees should serve as a director of the Company, in light of the Company's business and structure:

        Steven R. Becker, age 48, has served as a director of Tuesday Morning since July 2012, and has served since September 2015 as Executive Chairman of the Company and head of the Office of the Chairman, as described under "Corporate Governance—Company Leadership Structure" below. Mr. Becker is a partner and co-founder of Becker Drapkin Management, L.P., a Dallas-based value investment fund focused on constructive activism in the small cap market ("Becker Drapkin"). Mr. Becker has served as a member of the board of directors of EMCORE Corporation, a supplier of semiconductor-based products since December 2013 and as a member of the board of directors of Strategic Diagnostics Inc., a life science diagnostics provider, since March 2008. Mr. Becker also previously served on the board of directors of Plato Learning, Inc., a provider of learning technologies, until it was acquired in May 2010, on the board of directors of Hot Topic, Inc., an apparel retailer, from 2010 until it was acquired in June 2013, on the board of directors of Pixelworks, Inc., a semiconductor manufacturer, from February 2012 until March 2014 and on the board of directors of Ruby Tuesday, Inc., a national restaurant company, from June 2011 until October 2012. Before starting Becker Drapkin in December 2009, Mr. Becker was a founding partner in Greenway Capital, a fund focused on small cap, U.S. companies, that he started in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. In nominating Mr. Becker to serve as a director of the Company, the Board of Directors considered his extensive financial experience, in both public and private companies, which provides the Board with valuable expertise in corporate finance, strategic planning, and corporate governance.

        Terry Burman, age 70, has served as a director of Tuesday Morning since February 2013 and has served as Lead Independent Director since September 2015. Mr. Burman has also served since September 2015 as a member and Vice Chairman of the Office of the Chairman, as described under "Corporate Governance—Company Leadership Structure" below. Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited ("Signet"), a specialty jewelry retailer, from March 2001 to January 2011. Mr. Burman joined Signet in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a U.S. division of Signet. Before joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry's Jewelers, Inc. from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman has served on the board of directors of Abercrombie & Fitch Co., a clothing retailer, since January 2014 and Learning Care Group, the second largest provider of early childhood care and education services in the U.S. since July 2014. Mr. Burman also served on the board of directors of Signet until January 2011. Mr. Burman served on the board of directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 until it was acquired in October 2013, and served as chairman of the board and a director of Zale Corporation, a jewelry retailer, from May 2013 until it was acquired in May 2014. In nominating Mr. Burman to serve as a director of the Company, the Board of Directors considered his extensive executive, financial and management expertise and experience, his experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen.

        Frank M. Hamlin, age 47, has served as a director of Tuesday Morning since April 2014. Mr. Hamlin currently serves as Chief Marketing Officer of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer, and has served in that position since June 2014. Mr. Hamlin previously served as Executive Vice President and GM, Marketing and E-Commerce of Guitar Center, Inc., a musical instruments retailer, from June 2010 until May 2014, and as Executive Vice President and Chief Operating Officer of E-Miles, LLC, an interactive marketing company, from February 2007 to June 2010. From July 2004 until February 2007, he was Director of Marketing, Central Market Division for H.E. Butt Grocery, a fresh, specialty and prepared foods retailer. Prior to that time, Mr. Hamlin held various positions with Brierley & Partners, E-Rewards, Inc., Arista Records and The Walt Disney Company. In nominating Mr. Hamlin to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions he has held with retail service companies, as well as his extensive experience in marketing, branding strategy and customer engagement.

        William Montalto, age 68, has served as a director of Tuesday Morning since June 2013. Mr. Montalto served in various positions with Sterling Jewelers, the U.S. division of Signet, a specialty jewelry retailer, from 1986 to 2012. Mr. Montalto served as Executive Vice President and Chief Operating Officer of Signet from 2006 until his retirement in June 2012, and he previously served as Executive Vice President and Chief Administrative Officer of the division from 2002 until 2006 and in various other capacities with the division prior to 2002. Prior to joining Sterling, Mr. Montalto served as a retail management consultant for Coopers & Lybrand (now PricewaterhouseCoopers) from 1980 to 1986, where he led significant systems planning and development consulting engagements for a variety of major retailers. In nominating Mr. Montalto to serve as a director of the Company, the Board of Directors considered his operational expertise and extensive knowledge in all aspects of retailing including information technology, real estate and marketing.

        Sherry M. Smith, age 54, has served as a director of Tuesday Morning since April 2014. Ms. Smith served in various positions with Supervalu Inc., a grocery retailer and food distributor, from 1987 to 2013. Ms. Smith served as Chief Financial Officer and Executive Vice President of Supervalu Inc. from December 2010 until August 2013, and she previously served as Senior Vice President, Finance from 2006 until 2010, Senior Vice President, Finance and Treasurer from 2002 until 2005, and in various other capacities with Supervalu Inc. prior to 2002. Prior to joining Supervalu Inc., Ms. Smith held various positions with McGladrey LLP, a public accounting firm. Ms. Smith has served on the board of directors of Deere & Company, a manufacturer and distributor of agricultural, turf, construction and forestry equipment, since December 2011, and currently serves as a member of the audit committee and pension plan oversight committee. Ms. Smith has also served on the board of directors of Realogy Holdings Corporation since December 2014, and currently serves on its audit committee. Since January 2015, Ms. Smith has served on the Financial Accounting Standards Advisory Council (FASAC), a group that advises the Financial Accounting Standards Board (FASB) on strategic issues, project priorities and other matters. In nominating Ms. Smith to serve as a director of the Company, the Board of Directors considered her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight, and her subject matter knowledge in the areas of finance and accounting.

        Jimmie L. Wade, age 61, has served as a director of Tuesday Morning since July 2014. Mr. Wade currently provides strategic leadership to Advance Auto Parts, Inc., an auto parts distributor ("Advance"), and serves on its board of directors and Finance Committee. Mr. Wade joined Advance in February 1994 and served as President from October 1999 through May 2005 and from January 2009 until December 2011. He also held several other key senior executive roles with Advance at various times including Executive Vice President, from May 2005 to December 2008, and Chief Financial Officer from March 2000 to August 2003. Before joining Advance, Mr. Wade worked for S.H. Heironimus, Inc., a regional department store, as Vice President, Finance and Operations. Earlier in his career, Mr. Wade held positions with American Motor Inns, Inc. and KPMG LLP. Mr. Wade serves on the board of directors and audit committee of Lumber Liquidators, Inc., a specialty retailer of hardwood flooring. In nominating Mr. Wade to serve as a director of the Company, the Board of Directors considered his extensive experience as a senior executive and director of leading publicly-traded specialty retailers, and his subject matter knowledge in the areas of finance and accounting.

        Richard S. Willis, age 55, has served as a director of Tuesday Morning since July 2012. Since September 2011, Mr. Willis has served as the President and Chief Executive Officer of Speed Commerce, Inc. (formerly Navarre Corporation), one of the nation's largest omni channel, pure play, end-to-end e-commerce solution providers. Since February 2011, Mr. Willis has also served as a director of Speed Commerce, Inc. Mr. Willis previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories, from January 2011 to September 2011. From 2009 to 2011, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, Mr. Willis was President and Chief Executive Officer of Baker & Taylor Corporation, a global distributor of books, DVDs and music. Previously, Mr. Willis served as Chairman, President and Chief Executive Officer of Troll Communications and President and Chief Executive Officer of Bell Sports. Mr. Willis also serves as the Chairman of the Board of Regents at Baylor University. In nominating Mr. Willis to serve as a director of the Company, the Board of Directors considered his considerable executive leadership experience across multiple industries, including distribution businesses that serve retailers and their suppliers, and his significant expertise in operating businesses and directing transformative plans, including executive level experiences of more than 20 years in retail and manufacturing industries.

        The Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board's nominees.

 PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials. This proposal, commonly referred to as a "say on pay" proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company's compensation program.

        As described in more detail below under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including equity awards that vest over certain time periods and performance-based equity awards) rewards sustained performance that is aligned with long-term stockholder interests. Please read the "Compensation Discussion and Analysis," compensation tables and narrative discussion sections of this Proxy Statement below for additional details about our executive compensation program, including information about the fiscal 2015 compensation of our named executive officers.

        We believe a significant amount of total compensation should be in the form of short-term and long-term incentive awards to align compensation with our financial and operational performance goals as well as individual performance goals. We continually evaluate the individual elements of our executive compensation program in light of market conditions and governance requirements and make changes where appropriate for our business. We believe that the core of our executive compensation program provides opportunities to reward high levels of individual and Company performance and will help drive the creation of sustainable stockholder value.

        In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives and the elements of the Company's executive compensation program as contained in the "Compensation Discussion and Analysis" section below. The Compensation Committee, which is responsible for determining the compensation of our executive officers, is comprised solely of non-employee directors who satisfy the independence requirements under NASDAQ rules and will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executives to achieve the Company's business strategies and objectives.

        The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 24, 2015 the Audit Committee selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016. Although SEC regulations and the NASDAQ listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders if the Audit Committee deems termination to be necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016.

 CORPORATE GOVERNANCE

Director Nomination

        The Nominating and Governance Committee of the Board of Directors is responsible for providing oversight as to the identification, selection and qualification of candidates to serve as directors of the Company and will recommend to the Board candidates for election or re-election as directors (or to fill any vacancies on the Board). The members of the Nominating and Governance Committee are Terry Burman, as Chair, Frank M. Hamlin and Sherry M. Smith. Each of the members of the Nominating and Governance Committee is an independent director under applicable NASDAQ rules. The Nominating and Governance Committee Charter is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee will take into account the following attributes and qualifications: (1) relevant knowledge and mix of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) whether the candidate has any of the following qualities: financial expertise, general knowledge of the retail industry, and Chief Executive Officer, Chief Financial Officer or other senior management experience. In addition, although the Nominating and Governance Committee does not have a formal diversity policy in place for the director nomination process, diversity is an important factor in the Nominating and Governance Committee's consideration and assessment of a candidate, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time. In addition, no person may be considered as a candidate for nomination as a director of the Company if (i) during the last ten years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same or (ii) during the last ten years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Nominating and Governance Committee will recommend to the Board candidates for re-election as directors. The Nominating and Governance Committee may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific or minimum qualities a candidate must have to be recommended as a director nominee by the Nominating and Governance Committee.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The Nominating and Governance Committee will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will evaluate a candidate proposed by any single stockholder (or group of stockholders) that beneficially owns our Common Stock provided that the information regarding the potential candidate or candidates has been timely given to the Company. In order to be considered by the Nominating and Governance Committee for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for notice of the intention to nominate directors at the meeting. The notice should set forth

(a) as to each person whom the stockholder proposes as a potential candidate for director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder of record, as they appear on the Company's books, of the beneficial owners, if any, and, if such stockholder or beneficial owner is an entity, the persons controlling such entity, proposing such nomination, (ii) the class and number of shares of the Company which are held of record and beneficially by such stockholder and control persons and a description of certain agreements, arrangements or understandings among the stockholder, beneficial owners or control persons (and a representation to notify the Company of any such agreements, arrangements or understandings in effect as of the record date of the meeting), (iii) a representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy, and (iv) a representation whether the stockholder or the beneficial owner or control person, if any, will engage in a solicitation with respect to the nomination and, if so, certain information concerning the solicitation. All candidates (whether identified internally or by a stockholder) who, after evaluation and recommendation by the Nominating and Governance Committee, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        In addition to submitting potential candidates for consideration by the Nominating and Governance Committee, any stockholder of the Company may nominate one or more individuals for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters, in the form specified in the Bylaws, by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

Director Independence

        NASDAQ listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that all directors are independent, other than Mr. Becker, who is not independent due to his relationship with the Company as Executive Chairman. In determining that Mr. Montalto is independent, our Board considered his current consulting arrangement with the Company, and determined that the arrangement would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director. In determining that Mr. Burman is independent, our Board considered his current service as a member and Vice Chairman of the Office of the Chairman as described below, and determined that such service would not interfere with his independence because he receives no compensation for such service, serves only in an advisory role and does not perform any management or executive functions. As prescribed by NASDAQ rules, the independent directors have regularly scheduled meetings without management present.

Company Leadership Structure

        Prior to the retirement of the Chief Executive Officer of the Company in September 2015, the Company had different individuals serving as its Chief Executive Officer and Chairman of the Board. In connection with the retirement of the Chief Executive Officer, the Board determined that it was in the best interests of the Company and its stockholders to change the leadership structure to address the executive vacancy. As further described below, the Board created an Office of the Chairman, appointed an Executive Chairman of the Company and appointed a Lead Independent Director. The Board has determined that this leadership structure is appropriate and in the best interests of the Company and its stockholders because it provides strong executive leadership through the Executive Chairman together with independent leadership of the independent directors through the Lead Independent Director. The Board believes that having the two separate roles is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

        Office of the Chairman.    In connection with the retirement of the Chief Executive Officer, the Board created a new Office of the Chairman, led by current Chairman of the Board, Steven R. Becker, to support oversight of the Company's strategic initiatives until a new Chief Executive Officer is appointed. The Office of the Chairman also includes Mr. Burman as Vice Chairman, Melissa Phillips in her capacity as President and Chief Operating Officer, and Phil Hixon, who currently serves as Executive Vice President, Store Operations.

        Executive Chairman.    In addition, in September 2015, the Board appointed Mr. Becker as the Executive Chairman of the Company, and in that capacity he continues to serve as the Chairman of the Board, has the authority and duties of the principal executive officer of the Company on an interim basis until a new Chief Executive Officer is appointed and leads the Office of the Chairman.

        Lead Independent Director.    In connection with the appointment of Mr. Becker as Executive Chairman, the Board determined that it was in the best interests of the Company and its stockholders to appoint Terry Burman as Lead Independent Director to maintain strong, independent leadership of the independent directors. Pursuant to the Company's Bylaws, the Chairman of the Board presides at all meetings of the Board of Directors and has such other powers and duties as are designated by the Bylaws and as from time to time may be assigned to him or her by the Board of Directors. The Lead Independent Director's powers, duties and responsibilities established by the Board include the following: (i) presiding at all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present, including executive sessions of the independent directors; (ii) calling special meetings of the Board of Directors or of the independent directors; (iii) communicating with other independent directors in advance of each executive session to develop an agenda of issues for discussion in the executive session; (iv) serving as liaison between the Chairman of the Board and the independent directors; (v) approving or adding materials sent to the Board; (vi) approving meeting agendas for the Board; (vii) approving the frequency of Board meetings and approving meeting schedules in order to assure that there is sufficient time for discussion of all agenda items; (viii) making recommendations to the Board regarding the structure of Board meetings; (ix) recommending matters for consideration by the Board; (x) serving as an independent point of contact for stockholders wishing to communicate with the Board and if requested by stockholders, being available for consultation and direct communication; (xi) collaborating with the Chairman of the Board on recommending tasks to be assigned to the appropriate committees; and (xii) engaging legal, financial and other advisers, at the Company's sole expense, to represent the outside, independent directors.

Board of Directors' Role in Risk Oversight

        Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company's risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

        The Board of Directors oversees the Company's policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures. Accordingly, the Board of Directors periodically reviews the risks associated with the various departments within the Company, in addition to its other duties. The Board of Directors receives information from Board committees, management and advisors regarding the Company's risk management process and system, the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks.

Communication with the Board of Directors

        Stockholders may communicate with one or more members of the Board in writing by regular mail. The following address may be used by stockholders who wish to send such communications:

  Board of Directors
  c/o Secretary
  Tuesday Morning Corporation
  6250 LBJ Freeway
  Dallas, Texas 75240

        Such communication should be clearly marked "Stockholder-Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit such stockholder's correspondence to the Chairman of the Board (on behalf of the Board) or to any specific committee, director or directors to whom the correspondence is directed.

Code of Business Conduct

        We have adopted a "Code of Business Conduct" that establishes the business conduct to be followed by all of our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Senior Financial Officers"), and all of our employees and members of our Board and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business. Amendments to and waivers from the Code of Conduct with respect to the Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Conduct with respect to our Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Conduct with respect to the Senior Financial Officers during the fiscal year ended June 30, 2015. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents".

 MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2015, the Board of Directors held 11 meetings. Each of our directors attended 75% or more of the Board and committee meetings held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). Directors are encouraged to attend the Company's annual meeting of stockholders. All of the directors attended the Company's 2014 Annual Meeting of Stockholders meeting held on November 12, 2014.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

        The Audit Committee has three members and met eight times during the fiscal year ended June 30, 2015. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The Audit Committee is currently comprised of Richard S. Willis, as Chair, Sherry M. Smith and Jimmie L. Wade. The Board of Directors has determined that Messrs. Willis and Wade and Ms. Smith each qualify as an "audit committee financial expert" as defined by applicable SEC rules and has designated each as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Audit Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Audit Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  establish policies and procedures for reviewing and approving the appointment, compensation, retention and oversight of our independent registered public accounting firm;

  •
  review and discuss with our independent registered public accounting firm, internal auditors and management the adequacy and effectiveness of the Company's system of internal controls;

  •
  review the scope and results of our independent registered public accounting firm's audit of the Company's annual financial statements, accompanying footnotes and audit report;

  •
  pre-approve all audit and permissible non-audit fees;

  •
  review and discuss with management and the registered independent public accounting firm of the Company the annual and quarterly consolidated financial statements of the Company and related disclosures;

  •
  review and discuss with management and the registered independent public accounting firm of the Company significant issues regarding accounting principles and financial statement presentations;

  •
  review, approve and ratify related party transactions; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Audit Committee has authority under its charter to retain any independent counsel, experts or advisors (accounting, financial, legal or otherwise) that the Audit Committee believes to be necessary or appropriate to assist in the fulfillment of its responsibilities. At each meeting, the Audit Committee meets in executive session in which only independent directors are present.

Compensation Committee

        The Compensation Committee has four members and met nine times during the fiscal year ended June 30, 2015. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Compensation Committee is currently comprised of Terry Burman, as Chair, Sherry M. Smith, Jimmie L. Wade and Richard S. Willis. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Compensation Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  review and approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine the compensation of our Chief Executive Officer based on this evaluation;

  •
  review and approve compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Company;

  •
  review and assess the results of any stockholder advisory vote with respect to the Company's executive compensation;

  •
  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to directors, executive officers and other key employees of the Company; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Compensation Committee also oversees the Company's stock ownership guidelines for non-employee directors and certain executive officers.

        Compensation Committee meetings have been regularly attended by the Chief Executive Officer. At each meeting, the Compensation Committee meets in an executive session in which only independent directors are present. None of the executive officers are present during voting or deliberations on his or her compensation.

        The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. See "Executive Compensation—Compensation Discussion and Analysis—The Role of the Executive Compensation Consultant to the Compensation Committee" below for more information regarding the role of the compensation consultant utilized by the Compensation Committee. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to NASDAQ rules and federal securities laws and regulations, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under federal securities laws and regulations regarding conflicts of interest with respect to such advisors.

Nominating and Governance Committee

        The Nominating and Governance Committee has three members and met five times during the fiscal year ended June 30, 2015. The Nominating and Governance Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Nominating and Governance Committee is currently comprised of Terry Burman, as Chair, Frank M. Hamlin and Sherry M. Smith. The Board adopted a charter for the Nominating and Governance Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Nominating and Governance Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  evaluate and recommend to the Board from time to time as to changes that the Nominating and Governance Committee believes to be necessary, appropriate or desirable with respect to the size, composition, and functional needs of the Board;

  •
  periodically review the Company's Certificate of Incorporation and Bylaws and make recommendations to the Board as they relate to corporate governance matters;

  •
  develop and recommend to the Board specific guidelines and criteria for screening and selecting nominees to the Board, including any director nominations submitted by the Company's stockholders;

  •
  provide oversight as to the identification, selection, and qualification of candidates for the Board, including interviewing and evaluating new candidates for the Board;

  •
  recommend to the Board candidates for election or re-election as directors or to fill any vacancies on the Board;

  •
  recommend to the Board candidates for appointment to the standing committees of the Board in accordance with the policies and principles in such committees' charters and taking into consideration such other factors as it deems necessary, appropriate or desirable;

  •
  oversee and approve the management continuity planning process and make recommendations to the Board regarding CEO and other executive officer succession;

  •
  periodically review and assess the Company's corporate governance principles and make recommendations to the Board for changes as deemed necessary, appropriate or desirable; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Nominating and Governance Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

 EXECUTIVE OFFICERS

        The following sets forth certain information about our executive officers, other than Mr. Becker, our Executive Chairman, whose biographical information is included above under "Proposal No. 1—Election of Directors."

Melissa Phillips

        Ms. Phillips, age 39, has served as the Company's President and Chief Operating Officer since April 2015 and has served in the Office of the Chairman since September 2015. From April 2014 until April 2015, Ms. Phillips served as the Company's Executive Vice President, General Merchandise Manager. Prior to joining the Company, Ms. Phillips served as the General Manager of Home Decorators Collection, a division of The Home Depot, Inc., from August 2009 until April 2014. From April 2007 until May 2009, Ms. Phillips held various executive positions with Smith & Hawken, a retailer of garden lifestyle products, including Senior Vice President, Business to Business and Senior Vice President, Merchandising. Prior to joining Smith & Hawken, Ms. Phillips served in various roles with Wal-Mart Stores, Inc. from August 1998 until April 2007, including Divisional Merchandise Manager, Outdoor Living and Senior Buyer, Home Textiles.

Phillip D. Hixon

        Mr. Hixon, age 61, was promoted to Executive Vice President, Store Operations in September 2015 and has served in the Office of the Chairman since September 2015. From June 2014 to September 2015, Mr. Hixon served as the Company's Senior Vice President, Store Operations, and from September 2013 to June 2014, Mr. Hixon served as the Company's Vice President, Store Planning. Prior to joining the Company, Mr. Hixon served as Vice President of Business Development of Merchco Services, Inc., a provider of retail store development and support services, from June 2012 until August 2013. From 2011 until 2012 and 2005 until 2006, Mr. Hixon owned and served as principal of Diversified Resources LLC, where he developed and implemented programs for clients in the areas of strategic planning, effective business practices, process enhancement and organizational effectiveness. From 2009 until 2011, Mr. Hixon served in the Department of Strategy and Innovation of Petco Animal Supplies Inc., a specialty retailer of pet supplies. From 2006 until 2009, Mr. Hixon held various executive positions with Duckwall-Alco Stores Inc., a retail chain, including Senior Vice President, Store Operations, Real Estate, Store Development and Senior Vice President, Merchandising. Mr. Hixon served as Vice President, Store Development for Michaels Stores, Inc., a national arts and crafts specialty retailer, from 1987 until 2005.

Kelly J. Munsch

        Ms. Munsch, age 47, the Company's Vice President and Controller, was appointed in July 2015 to serve as the Company's interim Principal Financial Officer and interim Chief Accounting Officer. Ms. Munsch has served as the Company's Vice President and Controller since November 2014 and, prior to that appointment, she had served as the Company's Assistant Controller since joining the Company in October 2013. Prior to joining the Company, Ms. Munsch served as Chief Financial Officer of Panini America, Inc., a privately-held collectibles company, from April 2011 until September 2013, in which position she oversaw, among other functions, the company's accounting, treasury, tax, financial planning and analysis, compliance and internal control, and risk management functions. From November 2009 until June 2010, Ms. Munsch served as Director—Merchandise Cost Accounting and Analysis of 99 Cents Only Stores, Inc., a then publicly-held deep-discount retailer, in which position she was responsible for all aspects of the company's inventory accounting, including SOX compliance. Prior to joining 99 Cents Only Stores, Inc., she served in various accounting and finance positions at other retail companies, including Michaels Stores, Inc., Things Remembered, Inc., and Pearle Vision. Ms. Munsch is a certified public accountant.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Discussion and Analysis provides a description of the total compensation provided to the named executive officers. This includes the philosophy and rationale that the Compensation Committee uses in the development of reward programs and the factors that it used in making decisions about compensation. The discussion and analysis also contains statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

        Tuesday Morning significantly improved its financial performance in fiscal 2015. The Company showed significantly improved results in the following areas:

  •
  comparable store sales increased by 7.2%;

  •
  gross profit increased $24.4 million from $302.2 million in fiscal 2014 to $326.6 million in fiscal 2015; and

  •
  net income was $10.4 million in fiscal 2015 compared to a net loss of $10.2 million in the prior fiscal year.

        In fiscal 2015, the Company successfully completed the business turnaround phase and transitioned into the rebuilding phase. As part of its rebuilding efforts, the Company has invested in opening and relocating new stores in better locations, strengthening talent, IT infrastructure, and supply chain enhancements to more effectively position the Company for future success.

Compensation Philosophy

        Our compensation program is designed to motivate long-term growth and to hold executives accountable for key annual results year-over-year. The program is designed to reward performance linked to shareholder value and support executive recruitment and engagement. We believe that a significant portion of an executive's total direct compensation should be based on the Company's performance and improving shareholder value. This philosophy is reflected in the design of both our short-term cash incentive program as well as the long-term equity incentive program. We believe that performance-based compensation and equity compensation help to better align the interests of executives and stockholders. The Company's compensation philosophy is to consider all relevant factors to determine an executive's compensation, but generally to manage individual total compensation around the median of the market. Individual executives may earn more or less than targeted compensation levels based on actual Company, team and individual performance.

What We Do & What We Don't Do

        The table below highlights certain of our current compensation practices, including the practices we have implemented because we believe they support shareholder return and certain practices we have not implemented because we do not believe they would serve our stockholders' long term interests.

Executive Compensation Practices We Have Implemented (What We Do)	Executive Compensation Practices We Have Not Implemented (What We Don't Do)
Pay-for-Performance. A significant portion of our executive compensation is based on Company performance. In fiscal 2015, 75% of the Chief Executive Officer's target total compensation was tied to Company stock awards or financial performance.	No Tax Gross-Up Upon Change in Control. The Company does not provide any tax gross-ups on payments that are contingent on a change in control.
Stock Ownership Guidelines. Senior executives and non-employee directors are required to own meaningful amounts of the Company's stock.	No Hedging or Pledging of Stock. The Company maintains policies that prevent senior executives and non-employee directors from entering into agreements regarding the Company's stock.
Retention/Holding Requirements. Senior executives are required to hold 50% of the net shares of stock from exercise or vesting of awards until they have met their guideline for stock ownership.
No Employment Agreements other than for the Chief Executive Officer. The Company does not have employment agreements for senior executives other than the agreement with the recently retired Chief Executive Officer.

Minimal Use of Benefits and Perquisites. With limited exceptions described in the Summary Compensation Table, the Company only provides benefits and perquisites to executives that are generally available to all other employees.	No Repricing. The Company's equity incentive plan does not allow for the repricing of equity awards.

Fiscal 2014 "Say on Pay" Advisory Vote on Executive Compensation

        At the 2014 Annual Meeting of the Company's stockholders held on November 12, 2014, approximately 80% of our stockholders that voted on our "Say on Pay" advisory proposal voted to approve the executive compensation of our named executive officers as disclosed in our proxy statement for such meeting. Although the advisory stockholder vote on executive compensation is nonbinding, the Compensation Committee took the results of the stockholder vote into consideration when determining its approach to fiscal 2015 compensation and the Compensation Committee will consider the future outcomes of future "say-on-pay" votes when making compensation policies and decisions. At the request of the Compensation Committee, the Company conducted an outreach to several of its largest shareholders in 2015 to gain a better understanding of their perspective related to executive compensation and the Compensation Committee utilized this information to further develop and make changes to the Company's compensation practices.

Fiscal 2015 Compensation Summary

        The number one priority continues to be improving profitability. As a result, for fiscal 2015 the majority of the compensation objectives, pay programs and pay practices align pay with actual Company performance. Under the Company's 2015 Annual Cash Incentive Plan, the Company did not meet its targeted operating income goal, and therefore actual incentive awards were paid at a performance level between threshold and target. In addition, base salary, target short-term cash incentives and target long-term equity awards are around the median of the market.

        The Compensation Committee continued to review and refine the executive compensation program in fiscal 2015 in consultation with the Compensation Committee's independent compensation consultant, Hay Group, and took the following actions:

  •
  changed the metric in the Annual Cash Incentive Plan to operating income from Profit Before Tax;

  •
  extended the term for fiscal 2015 time based equity awards granted to the CEO to four year vesting to make them consistent with the other executive grants;

  •
  changed the CEO's performance shares to be earned upon achieving three year performance targets for Average Operating Margin and Average Sales Growth (previously Profit Before Tax);

  •
  eliminated the tax gross up for Mr. Rouleau's commuting expenses; and

  •
  authorized a proposal to stockholders to replace the 2008 Long-Term Equity Incentive Plan with a new 2014 Long-Term Incentive Plan, which was approved by the stockholders at the 2014 annual meeting of stockholders.

Compensation Committee Responsibilities

        The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing the development and administration of our executive compensation programs. Annually, the Compensation Committee reviews executive compensation programs and practices relative to Company performance and market trends and practices. The Compensation Committee ensures that the compensation paid to executives is fair, reasonable, appropriately competitive, and linked to performance. The Compensation Committee establishes the design of all executive remuneration programs, including those for our Chief Executive Officer. The Compensation Committee reviews and approves annual pay targets, sets financial and business metrics for performance plans, and approves final payout levels for executive officers within the Compensation Committee's scope.

The Role of the Executive Compensation Consultant to the Compensation Committee

        In December 2013, the Compensation Committee retained the Hay Group, a nationally recognized human resource and executive compensation consulting firm, to serve as the independent consultant to the Compensation Committee. During fiscal 2015, Hay Group assisted the Compensation Committee with benchmark information regarding retail industry compensation practices, the design of short and long-term incentive plans, and other information necessary for a well-designed executive compensation program. Hay Group did not provide any additional consulting services to the Company in fiscal 2015, other than providing a subscription to a compensation survey which is used to provide market data for management positions and other jobs at the Company.

The Role of Management

        In reviewing and making compensation decisions, the Compensation Committee has also relied on the Chief Executive Officer's view of the business, people strategy, and performance of the other senior executives. Certain members of Company management meet periodically with the Hay Group at the direction of the Compensation Committee to ensure the consultants have the information they need to advise the Compensation Committee. The compensation consultant works directly with the Compensation Committee on CEO compensation.

Peer Group Analysis

        In fiscal 2015, the Compensation Committee conducted a comprehensive review of the Company's peer group to assure that it provides a relevant comparison to the market. The Compensation Committee considered a number of factors in determining the appropriate peer group including: similar size in terms of revenue (1/2x to 2x the Company's revenue), financial performance (market capitalization, profitability, and gross margin), and business model (e.g., retail, hardgoods retail, household goods retail, and off-price retail, number of stores, number of employees). Companies may still be considered for inclusion in the peer group even if they do not meet all of the criteria. The Compensation Committee, with advice from the Hay Group, elected not to make any changes to the Company's peer group in fiscal 2015. The Company's current peer group includes the following companies:

Big 5 Sporting Goods	Big Lots
Cato Corp	Five Below
Fred's	Gordmans Stores
Haverty Furniture	Hibbett Sports
Kirkland's	La-Z-Boy
New York & Company	Pier 1 Imports
Restoration Hardware	Stage Stores
Stein Mart

Executive Compensation Pay Components

        The principal components of the compensation program for our named executive officers in fiscal 2015 included base salary, the Annual Cash Incentive Plan and long-term equity incentive compensation. Fiscal 2015 compensation for one of our former executives included severance-related payments as described below under "Former Executive Compensation."

        In fiscal 2015, the Compensation Committee requested that Hay Group conduct an executive compensation market study of the Company's top eight executive positions. The consultants compared the Company's pay practices to the peer group and the retail market in general referencing the Hay Group Retail Executive and Management Total Remuneration Report. As a part of that review, the consultants provided observations and recommendations to the Compensation Committee.

        Hay Group's findings were that overall, total direct compensation (base salary, plus short term incentives, plus long-term compensation) was generally around the market median. In fiscal 2015, the Compensation Committee decided to generally maintain base salaries at or slightly below the market median and to provide performance-based short-term incentives and equity awards to bring total direct compensation around the median of the market.

Base Salary

        The annual base salary of our named executive officers represents the fixed component of compensation. The Compensation Committee annually reviews the named executive officers' base salaries. In determining the appropriate level of base salary, the Compensation Committee considers market data, Company performance, and individual executive performance. The Compensation Committee receives input from the Board of Directors regarding our Chief Executive Officer's performance, and the Compensation Committee receives input from the Chief Executive Officer regarding each named executive officer's performance. As part of its annual review for fiscal 2015, based upon the factors described above, the Compensation Committee approved base salary increases for specific named executive officers. Mr. Rouleau received an increase in his base salary from $560,000 to $700,000 as described under "Chief Executive Officer Compensation" and Mr. Boyer received a 2%

increase in his base salary. In connection with her promotion to President and Chief Operating Officer in April 2015, Ms. Phillips received an increase in base salary from $350,000 to $410,000 to reflect her increased duties and responsibilities in her new position.

Annual Cash Incentive Plan

        The short-term incentive program, or the Annual Cash Incentive Plan, is designed to recognize annual performance. Earned incentives under the Annual Cash Incentive Plan are paid in cash after the end of the fiscal year.

        For fiscal 2015, the Compensation Committee elected to use operating income as the sole metric under the Annual Cash Incentive Plan. For the prior fiscal year, the Compensation Committee had established profit before taxes as the sole metric under the Annual Cash Incentive Plan. The Compensation Committee believes the new metric for fiscal 2015 is more closely aligned with the financial metrics utilized internally and by stockholders to evaluate the Company's performance. For fiscal 2015, the Compensation Committee established a "target" performance level for operating income of $18.7 million. Performance of the Company at the target performance level is intended to result in an annual cash incentive at a specified percentage of the named executive officer's base salary. The Compensation Committee also determined a range of possible cash incentives above and below target performance for achieving "threshold" and "maximum" performance. For amounts between the threshold and target levels or between the target and maximum levels, straight line interpolation is to be used. No payments are to be awarded under the plan if threshold performance is not achieved, and no additional payments are to be awarded for performance in excess of the maximum level. Individual award payouts are determined based on Company performance, the participant's bonus target, and the participant's individual performance. Individual performance is based on management's recommendation at the end of the fiscal year.

        During fiscal 2015, the "individual" target awards expressed as a percent of base salary were as follows: Mr. Rouleau, Chief Executive Officer—100%; Ms. Phillips, Executive Vice President, General Merchandise Manager prior to April 2015 and President and Chief Operating Officer beginning in April 2015—50%, Mr. Boyer, Executive Vice President, Chief Administrative Officer and Chief Financial Officer—50%; Mr. Hixon, Senior Vice President, Store Operations during fiscal 2015—40%; and Susan Davidson, Senior Vice President, Marketing—40%. The difference in individual target awards reflects differences in the scope of duties and responsibilities of the executives' respective positions.

        The following table describes the operating income performance targets and the operating income performance and payout levels for fiscal 2015:

Performance Level	Operating Income	Payout Level
Below Threshold	—	0%
Threshold	$11,700,000	50%
Target	$18,700,000	100%
Maximum	$24,700,000	150%
Actual Performance	$12,400,000	55%

        For fiscal 2015, operating income of $12.4 million was between the threshold and target performance levels. The actual annual cash incentive payout for fiscal 2015 for Ms. Phillips was prorated based upon the time during fiscal 2015 in which she served in her respective positions. The pro-rated annual cash incentive payouts for fiscal 2015 were as follows:

Executive	Target Opportunity ($)	2015 Cash Incentive Payout ($)
R. Michael Rouleau	$700,000	$385,000
Melissa Phillips	$180,000	$99,000
Phillip Hixon	$104,000	$57,200

        Mr. Boyer and Ms. Davidson forfeited their awards under the plan for fiscal 2015 based on the timing of their departures and the terms of the Annual Cash Incentive Plan.

Long-Term Equity Incentive Program

        Our long-term equity incentive program incents participants to drive sustained long-term financial and operational performance that enhances shareholder value. Participants are considered for awards annually in non-qualified stock options and/or restricted stock. For fiscal 2015, the annual equity award grants were made in February 2015. Additional awards may also be granted upon hiring or promotion of an executive. Following the fiscal 2014 executive pay market study conducted by the Hay Group, the Compensation Committee changed from granting specified numbers of shares to executives based on organization level to a program with targeted long-term incentive award dollar values by level based on market information and other factors.

        In February 2015, the Company's named executive officers (other than the Chief Executive Officer) received 75% of their long-term award value in non-qualified stock options and 25% of their award in time-vested restricted shares. Both forms of stock vest in four equal installments of 25% per year. The following table summarizes the number of shares granted to the named executive officers (other than the Chief Executive Officer who is separately discussed below) in fiscal 2015:

Executive	Date	Stock Options	Restricted Stock	Fiscal 2015 Targeted Award Dollar Value
Melissa Phillips	2/10/15	28,939	3,215	$300,000
	5/12/15	23,667	2,629	$150,000
Jeffrey N. Boyer	2/10/15	52,299	5,811	$450,000
Phillip Hixon	8/26/14	14,046	1,561	$115,000
	2/10/15	10,024	1,114	$115,000
Susan Davidson	8/26/14	14,046	1,561	$115,000
	2/10/15	10,024	1,114	$115,000

        The grants of equity awards in February 2015 were annual equity grants under the Company's executive compensation program. The Compensation Committee elected to maintain the annual grant values that were used in fiscal 2014, subject to certain prorations that occurred in fiscal 2014 based upon the period of service during that fiscal year for Ms. Phillips, Mr. Hixon and Ms. Davidson. The grant of equity awards to Ms. Phillips in May 2015 was in connection with her promotion to President and Chief Operating Officer in April 2015. The grant of equity awards to Mr. Hixon in August 2014 was in connection with his promotion to Senior Vice President, Store Operations in June 2014. The grant of equity awards to Ms. Davidson in August 2014 was in connection with her hiring as Senior Vice President, Marketing in June 2014. The Compensation Committee grants equity awards upon hiring and promotion of executives to better align the interests of the new or promoted executive with stockholders and in the case of promotions to reflect the executive's increased duties and responsibilities in the new position. Mr. Boyer and Ms. Davidson subsequently forfeited their awards under the long-term incentive program upon their respective departures from the Company.

        Under all of the Company's equity incentive plans, all stock options and stock awards held by a named executive officer automatically vest and become exercisable upon a change of control. See "Potential Payments upon Termination or Change of Control." The Compensation Committee believes that such a change of control provision assists in the recruitment and retention of executives and provides incentives for executives to maintain focus on creating value for our stockholders.

        We generally grant equity-based awards only during an open trading window period (as determined in our insider trading policy) following the release of either our quarterly or annual financial results. The exercise price of any newly-granted option is based upon the price of our common stock on the NASDAQ Global Select Market on the date of grant and calculated as specified in the applicable equity plan.

Chief Executive Officer Compensation

        In March 2013, R. Michael Rouleau was named Interim Chief Executive Officer of the Company. In August 2013, Mr. Rouleau was appointed Chief Executive Officer of the Company. In connection with his appointment, the Company entered into an employment agreement with Mr. Rouleau, the terms of which are described under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2015 Table." The Compensation Committee determined the amount and structure of the CEO's compensation relative to the other executive officers based upon the Compensation Committee's assessment of the CEO's role in the design and implementation of the Company's business strategy, its assessment of the level of compensation needed to attract and retain an executive with his ability and experience, and the negotiations between the parties in connection with his initial employment. Mr. Rouleau retired after the end of the 2015 fiscal year, in September 2015.

        The following table summarizes Mr. Rouleau's compensation for fiscal 2015:

Compensation Element	Fiscal 2015 Compensation
Annual Base Salary	$700,000
Target Annual Incentive Opportunity	100% of Base Salary (55% Actual Payout) $385,000

Annual Equity (February 10, 2015 Grant Date) Fiscal 2015 Targeted Award Dollar Value of $1,400,000 (with an additional performance stock award opportunity valued at $500,000 for performance above target level)

Time Vested Stock Options	46,488
Time Vested Restricted Stock	5,165
Performance Based Restricted Stock (at target level)	51,653
"Stretch Shares" (for performance above target)	25,827
Other Compensation	$148,069

        Salary and Annual Cash Incentive.    In August 2014, the Compensation Committee asked Hay Group to do a detailed analysis of CEO compensation compared to both the proxy peer group and a broader retail industry peer group. Based on this analysis and Mr. Rouleau's success in improving sales and profits, the Committee determined to increase Mr. Rouleau's annual base salary from $560,000 to $700,000, effective September 1, 2014, and increased his annual incentive target from 75% to 100%. The new base salary and target incentive opportunity placed Mr. Rouleau's annual cash compensation slightly below the median of the market.

        Equity Awards.    With respect to the February 2015 annual grant of equity awards, based upon recommendations of the Hay Group and Mr. Rouleau's performance during fiscal 2014, the

Compensation Committee determined that the total value of equity awards granted to Mr. Rouleau would be increased from $1,350,000 in fiscal 2014 to $1,400,000 (at target level of performance) and that a greater proportion of the equity awards would be subject to performance-based vesting. The Compensation Committee determined that 50% of the shares subject to the awards granted (at target level of performance) in February 2015, rather than 50% of the value of the awards, would be subject to performance-based vesting. The stock options and the shares of time-vested restricted stock vest in four equal annual installments beginning on the first anniversary of the date of grant, and under the terms of the awards continue to vest during the period that Mr. Rouleau provides consulting services to the Company after his retirement in September 2015.

        With respect to the February 2015 performance based restricted stock award, the award consisted of 51,653 shares of common stock valued at $1,000,000 (the "Target Shares") for performance at target and the right to earn up to an additional 25,827 shares valued at $500,000 (the "Stretch Shares") for performance exceeding target up to the maximum. The Compensation Committee structured the award to provide further incentive to achieve superior performance and to condition vesting upon achievement of multiple performance goals considered important by the Compensation Committee as discussed below. If the CEO did not achieve the specified performance thresholds, then zero shares will be earned. This performance based restricted stock award was forfeited in connection with Mr. Rouleau's retirement in September 2015.

        Under the performance based restricted stock award, 50% of the Target Shares and 50% of the Stretch Shares were subject to vesting at the end of the three-year performance period from January 1, 2015 to December 31, 2017 based upon achievement of threshold, target or maximum Average Annual Operating Margin (with the percentage vesting interpolated on a straight-line between threshold and target performance for Target Shares and between target and maximum performance for Stretch Shares), provided that the Operating Income Hurdle (as described below) would have to be met. "Annual Operating Margin" means operating margin, calculated in accordance with generally accepted accounting principles, as adjusted to exclude certain extraordinary, unusual or non-recurring items of gain or loss, or certain other items, changes or occurrences, for each of the trailing 12-month periods ending December 31, 2015, 2016 and 2017. "Average Annual Operating Margin" means the average of the Annual Operating Margin for the three 12-month periods.

        The remaining 50% of the Target Shares and 50% of the Stretch Shares were subject to vesting at the end of the three-year performance period upon achievement of threshold, target or maximum Average Sales Growth (with the percentage vesting interpolated on a straight-line between threshold and target performance for Target Shares and between target and maximum performance for Stretch Shares), provided that the Operating Income Hurdle (as described below) would have to be met. "Sales Growth" means the Company's sales growth, calculated in accordance with generally accepted accounting principles, as adjusted to exclude certain extraordinary, unusual or non-recurring items, or certain other items, changes or occurrences, for each of the trailing 12-month periods ending December 31, 2015, 2016 and 2017. "Average Sales Growth" means the average of the Sales Growth for the three trailing 12-month periods ending December 31, 2015, 2016 and 2017.

        In order for any of the Target Shares or Stretch Shares to have been earned, the Company was required to satisfy the Operating Income Hurdle, which required that the Company's operating income, as adjusted to exclude certain extraordinary, unusual or non-recurring items of gain or loss, or certain other items, changes or occurrences, for the trailing 12-month period ending December 31, 2017 exceed the Company's operating income, as adjusted to exclude certain extraordinary, unusual or non-recurring items of gain or loss, or certain other items, changes or occurrences, for the trailing 12-month period ended December 31, 2014.

        Other Compensation.    With respect to other compensation, in order to induce Mr. Rouleau to join the Company as an executive officer in 2013, the Company reimbursed Mr. Rouleau for his commuting expenses and reimbursed him for taxes associated with the commuting expense payments. Effective as of January 1, 2015, the Compensation Committee determined that it would no longer reimburse Mr. Rouleau for taxes associated with commuting expense reimbursement.

Other Compensation and Clawback Provision

        We do not offer non-qualified benefits such as deferred compensation, corporate-owned life insurance or supplemental executive retirement programs to our named executive officers. In addition, we provide minimal perquisites to our executives which are referenced in footnote (3) of the Summary Compensation Table below. The Compensation Committee believes that the perquisites provided to our executives are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

        We typically have clawback arrangements with an executive if he or she receives a sign-on or relocation bonus as a part of the new hire recruitment process. Our executives are entitled to standard employee benefits generally offered to other eligible Company associates. We also currently have a clawback provision in our Annual Cash Incentive Plan.

Stock Ownership Guidelines for Executives and Non-Employee Directors

        The Compensation Committee adopted stock ownership requirements during 2014. The stock ownership guidelines are shown below and generally must be achieved within five years of becoming subject to the policy.

Organizational Level	Ownership Guideline as a Multiple of Base Salary/Annual Cash Retainer
Chief Executive Officer	5x
President/COO	2x
Executive Vice President	2x
Senior Vice President	1x
Non-Employee Directors	3x

        For purposes of calculating stock ownership, the following sources may be included:

  •
  shares of common stock owned outright by the non-employee director or officer, as well as stock owned by his or her immediate family members residing in the same household;

  •
  shares of common stock held in trust for the benefit of the non-employee director or officer, as well as his or her family;

  •
  unvested restricted stock or restricted stock units;

  •
  if applicable, shares of common stock held pursuant to deferred compensation arrangements; and

  •
  if applicable, shares purchased with amounts invested in the Company's retirement plans, including, without limitation, the 401(k) plan and any employee stock purchase plan.

        Unexercised options and unearned performance shares are not counted toward stock ownership requirements.

Stock Retention/Holding Requirements

        While the executive officer or director is not in compliance with his or her stock ownership requirement, the executive officer or director must retain 50% of the net shares (after cashless exercises of options and the payment of any applicable tax liability related to equity grants by the Company) of the vested long-term incentive plan shares or annual equity retainer awarded to the executive officer or director. The executive officer or director may sell Company stock acquired by exercising stock options for the limited purpose of paying the exercise price of the stock option and may sell shares to pay any applicable tax liability related to equity grants by the Company.

Anti-Hedging Policy

        The Company has an anti-hedging policy that prohibits the named executive officers, the Company's Board of Directors and other Company associates from hedging against a decrease in the value of the Company's stock. Under the policy, the named executive officers are prohibited from purchasing any financial instruments designed to offset decreases in the market value of the Company's stock. During fiscal 2015, all named executive officers were in compliance with this Policy.

Anti-Pledging Policy

        The Company has adopted an anti-pledging policy that prohibits the named executive officers, the Company's Board of Directors and other Company associates from holding the Company's stock in a margin account or otherwise pledging the Company's stock as collateral for a loan. None of the named executive officers pledged any Company stock in fiscal 2015.

Tax and Accounting Considerations

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Although the Compensation Committee does design certain components of its executive compensation program to seek full deductibility, the Compensation Committee believes that the interests of stockholders are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under section 162(m) will in fact be deductible.

Compensation for Fiscal 2016

        The following is a brief summary of certain changes to the compensation of the named executive officers for fiscal 2016, which is intended to provide additional information to stockholders in their review of the Company's compensation program for fiscal 2015. A more detailed description of compensation for fiscal 2016 will be included in the proxy statement for the 2016 Annual Meeting of Stockholders.

Fiscal 2016 Salary Changes

        In September 2015, the Compensation Committee approved an increase in the annual base salary of Ms. Phillips from $410,000 to $425,000 based upon her performance during fiscal 2015 and an increase in the annual base salary of Mr. Hixon from $260,000 to $300,000 based upon his performance during fiscal 2015 and his promotion in September 2015 to Executive Vice President, Store Operations.

Fiscal 2016 Annual Cash Incentive Plan

        Under the fiscal 2016 Annual Cash Incentive Plan, participants will again have the opportunity to earn a target bonus payout as a percentage of bonus eligible base salary based upon the Company's achievement of operating income performance goals established for fiscal 2016. In order to pay out any bonus awards, the Company must meet a threshold level of performance with respect to the operating income measure. Once the threshold level is reached, the bonus may be funded from 50% to 200% of target levels depending on actual financial results. The maximum bonus level was increased for fiscal 2016 from 150% to 200% to further incentivize performance that exceeds target. Individual award payouts will be determined based on Company performance, the participant's bonus target, and the participant's individual performance. Individual performance is based on management's recommendation at the end of the fiscal year. The target bonus payout as a percentage of bonus eligible base salary for Ms. Phillips and Mr. Hixon during fiscal 2016 is 75% (increased from 50% in fiscal 2015) and 60% (increased from 40% in fiscal 2015), respectively. The increases in the target bonus payout as a percentage of bonus eligible base salary in fiscal 2016 were primarily related to the promotions of the two executives.

Fiscal 2016 Annual Equity Award Grants

        The Compensation Committee currently expects to make annual and other equity grants each fiscal year. The Compensation Committee previously made its annual equity grants each fiscal year in February. Effective in fiscal 2016, the Compensation Committee elected to move its annual equity grants to September of each fiscal year to align the Company's equity grants with its annual merit review process, its other annual compensation determinations described above and the Company's fiscal year end. For fiscal 2016, the Compensation Committee maintained the market value of annual equity awards to Executive Vice Presidents at $300,000, and increased the market value of annual equity awards to the President from $450,000 to $500,000 and to each Senior Vice President from $115,000 to $125,000 based on market data provided by Hay Group and to align the incentives for executives with the creation of shareholder value.

        With respect to Ms. Phillips and Mr. Hixon, the Compensation Committee determined that 75% of the value of their annual equity awards for fiscal 2016 would be time vested stock options and 25% of the value of the annual equity awards would be time vested restricted stock awards. Ms. Phillips received a stock option to purchase 142,405 shares and a restricted stock award of 15,823 shares. Mr. Hixon received a stock option to purchase 85,443 shares and a restricted stock award of 9,494 shares. The time vested stock options and restricted stock awards vest in four equal annual installments beginning on the first anniversary of the date of grant.

Former Executive Compensation

        In July 2015, a subsidiary of the Company entered into a Severance Agreement and Release with Ms. Davidson in connection with her departure. The terms of the agreement are described under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2015 Table."

        In September 2015, the Company entered into a Consulting Agreement with Mr. Rouleau in order to help ensure a smooth transition after his retirement as Chief Executive Officer. The terms of the agreement are described under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2015 Table."

Compensation Committee Interlocks and Insider Participation

        None of our executive officers served as a member of the Compensation Committee or similar committee or as a member of the board of directors of any other entity one of whose executive officers served on the Compensation Committee or as a member of the Board of Directors.

Compensation Program Risk

        As part of its oversight of the Company's executive pay programs, the Compensation Committee considers the impact of the Company's compensation programs and the incentives created by the potential compensation rewards that it administers on the Company's risk profile. In addition, the Company reviews all of its existing compensation policies and plans to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and plans are not reasonably likely to have a material adverse effect on the Company. The compensation policies and plans are designed to consider risk mitigation including vesting schedules, ownership guidelines, stock retention/holding requirements, and monitoring incentive compensation plans compared to Company performance.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for filing with the SEC.

THE COMPENSATION COMMITTEE Terry Burman, Chair Sherry M. Smith Jimmie L. Wade Richard S. Willis

 SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation of each of the named executive officers for the fiscal years ended June 30, 2015, June 30, 2014, and June 30, 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Melissa Phillips,	2015	$360,227	$200,000	$99,732	$344,959	$99,000	—	$19,400	$1,123,318
President and Chief	2014	$68,939	—	$75,013	$316,026	—	—	$150,244	$610,222
Operating Officer(4)
Phillip D. Hixon,	2015	$260,000	—	$50,321	$174,119	$57,200	—	$16,354	$557,994
Executive Vice President,	2014	$155,507	—	$7,294	$112,410	$25,328	—	$6,317	$306,856
Store Operations(5)
R. Michael Rouleau,	2015	$676,667	—	$1,099,996	$330,809	$385,000	—	$148,069	$2,640,541
Former Chief Executive	2014	$535,986	$575,000	$1,063,400	$2,810,950	$216,650	—	$125,627	$5,327,613
Officer(6)	2013	$88,271	—	$37,500	$691,651	—	—	—	$817,422
Jeffrey N. Boyer,	2015	$406,967	—	$112,501	$372,160	—	—	$18,243	$909,871
Former Executive Vice	2014	$328,333	—	$58,378	$1,495,943	$103,167	—	$5,394	$1,991,215
President, Chief
Administrative Officer
and Chief Financial
Officer(7)
Susan Davidson,	2015	$242,917	—	$50,321	$174,119	—	—	$17,676	$485,033
Former Senior Vice
President, Marketing(8)

(1)
This column represents the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of the 2015 stock award to Mr. Rouleau was $1,600,007 at the grant date assuming that the highest level of performance conditions would be achieved. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards included in the Summary Compensation Table above. For additional information regarding stock and option awards to the named executive officers, refer to the "Grants of Plan-Based Awards in Fiscal 2015" table and "Outstanding Equity Awards at 2015 Fiscal Year-End" table.

(2)
The amounts set forth in this column consist of annual cash incentive compensation earned in fiscal 2015, based on the Company's fiscal 2015 financial performance, but paid in fiscal 2016 under the Company's Annual Cash Incentive Plan for fiscal 2015. For fiscal 2015, compensation earned under the plan equaled approximately 57% of Mr. Rouleau's base salary, 27% of Ms. Phillips' base salary, 22% of Mr. Hixon's base salary. Based on the timing of Mr. Boyer's and Ms. Davidson's departure from the Company, they forfeited their awards under the plan for fiscal 2015. See "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Pay Components—Annual Cash Incentive Plan" above for more information regarding the Annual Cash Incentive Plan.

(3)
The amounts set forth in this column reflect the following for the fiscal year ended June 30, 2015:

	Matching Contributions (3-a)	Life Insurance (3-b)	Long-Term Disability	Vacation Payout	Miscellaneous (3-c)	Total All Other Compensation
Melissa Phillips	$9,742	$439	$756	—	$8,462	$19,399
Phillip D. Hixon	$2,275	$439	$756	—	$12,884	$16,354
R. Michael Rouleau	$7,200	$439	$756	—	$139,674	$148,069
Jeffrey N. Boyer	$9,528	$439	$756	—	$7,520	$18,243
Susan Davidson	$4,539	$403	$693	$3,058	$8,984	$17,677

(3-a)
Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan available to all eligible employees.

(3-b)
The value attributable to $300,000 of life insurance premiums provided pursuant to the Company's health benefit program available to all eligible employees.

(3-c)
The amounts set forth in this column represent the Company's contribution to the executive's health and dental benefits. Additionally, Mr. Rouleau was reimbursed $70,685 for commuting expenses and an additional $62,809 for taxes associated with the reimbursements. Effective as of January 1, 2015, the Company discontinued the reimbursement of Mr. Rouleau's taxes related to commuting expenses.

(4)
Ms. Phillips was appointed as the Company's President and Chief Operating Officer effective as of April 30, 2015. In connection with her appointment, Ms. Phillips received certain grants of stock options and shares of restricted stock, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2015" table.

(5)
Mr. Hixon was appointed as the Company's Senior Vice President, Store Operations effective as of June 2, 2014, and prior to that he served as the Company's Vice President, Store Planning. In connection with his promotion, and subsequent to the end of fiscal 2014, Mr. Hixon received certain grants of stock options and shares of restricted stock, which are disclosed in the "Stock Awards" and "Option Awards" columns for fiscal 2015 and in the "Grants of Plan-Based Awards in Fiscal 2015" table. Mr. Hixon was promoted to Executive Vice President, Store Operations in September 2015.

(6)
Mr. Rouleau was appointed as interim Chief Executive Officer on March 3, 2013 and as Chief Executive Officer on August 19, 2013. In August 2013, the Company and Mr. Rouleau entered into an employment agreement, the terms of which are discussed in the narrative below. Pursuant to the employment agreement, Mr. Rouleau received a signing bonus of $575,000, which is included in the "Bonus" column for fiscal 2014. Pursuant to the employment agreement, Mr. Rouleau received certain grants of stock options and shares of restricted stock in fiscal 2014, which are disclosed in the "Stock Awards" and "Option Awards" columns for fiscal 2014. For fiscal 2015, the "Stock Awards" and "Option Awards" columns reflect certain grants of stock options and shares of restricted stock to Mr. Rouleau, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2015" table. Mr. Rouleau retired in September 2015.

(7)
The employment of Mr. Boyer terminated after the 2015 fiscal year, effective as of July 22, 2015. The "Stock Awards" and "Option Awards" columns reflect certain grants of stock options and shares of restricted stock to Mr. Boyer, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2015" table; however, Mr. Boyer subsequently forfeited these awards in connection with his departure.

(8)
Ms. Davidson was appointed as the Company's Senior Vice President, Marketing effective as of June 2, 2014. In connection with her appointment, and subsequent to the end of fiscal 2014, Ms. Davidson received certain grants of stock options and shares of restricted stock. The employment of Ms. Davidson terminated effective as of May 28, 2015. In connection with her departure, a subsidiary of the Company and Ms. Davidson entered into a Severance Agreement and Release, the terms of which are discussed in the narrative below. The "Stock Awards" and "Option Awards" columns reflect certain grants of stock options and shares of restricted stock to Ms. Davidson, including those grants issued in connection with her appointment as the Company's Senior Vice President, Marketing, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2015" table; however, Ms. Davidson subsequently forfeited these awards in connection with her departure.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

        The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in fiscal 2015. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our named executive officers in fiscal 2015 under the Annual Cash Incentive Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)
					Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Phillips(3)	—	$90,000	$180,000	$270,000	—	—	—	—	—	—	—
	2/10/15	—	—	—	—	—	—	3,215	—	—	$62,242
	2/10/15	—	—	—	—	—	—	—	28,939	$19.36	$205,930
	5/12/15	—	—	—	—	—	—	2,629	—	—	$37,490
	5/12/15	—	—	—	—	—	—	—	23,667	$14.26	$139,029
Phillip D. Hixon(4)	—	$52,000	$104,000	$156,000	—	—	—	—	—	—	—
	8/26/14	—	—	—	—	—	—	1,561	—	—	$28,754
	8/26/14	—	—	—	—	—	—	—	14,046	$18.42	$102,789
	2/10/15	—	—	—	—	—	—	1,114	—	—	$21,567
	2/10/15	—	—	—	—	—	—	—	10,024	$19.36	$71,331
R. Michael Rouleau(5)	—	$350,000	$700,000	$1,050,000	—	—	—	—	—	—	—
	2/10/15	—	—	—	—	—	—	5,165	—	—	$99,994
	2/10/15	—	—	—	25,827	51,653	77,480	—	—	—	$1,000,002
	2/10/15	—	—	—	—	—	—	—	46,488	$19.36	$330,809
Jeffrey N. Boyer(6)	—	$102,090	$204,180	$306,270	—	—	—	—	—	—	—
	2/10/15	—	—	—	—	—	—	5,811	—	—	$112,501
	2/10/15	—	—	—	—	—	—	—	52,299	$19.36	$372,160
Susan Davidson(7)	—	$53,000	$106,000	$159,000	—	—	—	—	—	—	—
	8/26/14	—	—	—	—	—	—	1,561	—	—	$28,754
	8/26/14	—	—	—	—	—	—	—	14,046	$18.42	$102,789
	2/10/15	—	—	—	—	—	—	1,114	—	—	$21,567
	2/10/15	—	—	—	—	—	—	—	10,024	$19.36	$71,331

(1)
For Ms. Phillips and Messrs. Rouleau and Hixon, represents a grant pursuant to the Company's Annual Cash Incentive Plan for fiscal 2015 if the applicable Company financial performance metric is satisfied. The Compensation Committee determined a "target" performance level for the Company for the sole financial performance metric (operating income). Performance of the Company at the target level would result in an annual cash incentive that is 100% of Mr. Rouleau's base salary, 40% of Mr. Hixon's base salary, and 50% of Ms. Phillips' base salary, prorated for 2 months as President and Chief Operating Officer with a $410,000 base salary, and 10 months as Executive Vice President, General Merchandise Manager with a $350,000 base salary, based on the periods she served in these positions during the fiscal year. The Compensation Committee also determined a range of possible cash incentives above and below target performance, (i) ranging from 50% of Mr. Rouleau's base salary for achieving "threshold" performance to 150% of Mr. Rouleau's base salary for achieving "maximum" performance, (ii) ranging from 20% of Mr. Hixon's base salary for achieving "threshold" performance to 60% of Mr. Hixon's base salary for achieving "maximum" performance, and (iii) ranging from 25% of Ms. Phillips' prorated base salary for achieving "threshold" performance to 75% of Ms. Phillips' prorated base salary for achieving "maximum" performance. For amounts between the threshold and target levels or between the target and maximum levels, straight line interpolation was used. No payments were awarded under the plan if threshold performance was not achieved, and no additional payments were awarded for performance in excess of the maximum level. Annual incentive payments equaling approximately 57% of Mr. Rouleau's base salary, 22% of Mr. Hixon's base salary and 27% of Ms. Phillips' base salary were paid to the executives in early fiscal 2016 based on the Company's fiscal 2015 financial performance in relation to the performance metric and performance levels included in the Annual Cash Incentive Plan for fiscal 2015. Performance of the Company at the target level would have resulted in an annual cash incentive that was 50% of Mr. Boyer's base salary and 40% of Ms. Davidson's base salary, and a range of possible cash incentives above and below target performance, ranging from 25% of Mr. Boyer's base salary for achieving "threshold" performance to 75% of Mr. Boyer's base salary for achieving "maximum" performance, and ranging from 20% of Ms. Davidson's base salary for achieving "threshold" performance to 60% of Ms. Davidson's base salary for achieving "maximum" performance. Ms. Davidson departed from the Company prior to the end of the performance period and Mr. Boyer departed from the Company prior to the payment of the bonus and, therefore, they forfeited their awards under the plan for fiscal 2015. See "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Pay Components—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2015.

(2)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards. All equity awards granted during fiscal 2015 were granted pursuant to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the "2014 Plan"),

  except for the equity awards granted to Mr. Hixon and Ms. Davidson in August 2014, which were granted pursuant to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the "2008 Plan"). Stock options granted under the 2008 Plan and the 2014 Plan have an exercise price equal to the closing price on the date of grant.

(3)
The equity awards granted to Ms. Phillips consist of: (i) a grant of 3,215 shares of restricted stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; (ii) a grant of stock options to purchase 28,939 shares of the Company's Common Stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; (iii) a grant of 2,629 shares of restricted stock on May 12, 2015, which vest in four equal installments on May 12, 2016, May 12, 2017, May 12, 2018 and May 12, 2019; and (iv) a grant of stock options to purchase 23,667 shares of the Company's Common Stock on May 12, 2015, which vest in four equal installments on May 12, 2016, May 12, 2017, May 12, 2018 and May 12, 2019.

(4)
The equity awards granted to Mr. Hixon consist of: (i) a grant of 1,561 shares of restricted stock on August 26, 2014, which vest in four equal installments on August 26, 2015, August 26, 2016, August 26, 2017 and August 26, 2018; (ii) a grant of stock options to purchase 14,046 shares of the Company's Common Stock on August 26, 2014, which vest in four equal installments on August 26, 2015, August 26, 2016, August 26, 2017 and August 26, 2018; (iii) a grant of 1,114 shares of restricted stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; and (iv) a grant of stock options to purchase 10,024 shares of the Company's Common Stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019.

(5)
The equity awards granted to Mr. Rouleau consist of: (i) a grant of 5,165 shares of restricted stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; (ii) a grant of 51,653 shares of performance-based restricted stock on February 10, 2015, which vest three years from the date of grant, subject to certain performance conditions and subject to the right to earn up to an additional 25,827 shares for performance above target level discussed under "Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation"; and (iii) a grant of stock options to purchase 46,488 shares of the Company's Common Stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. The performance-based restricted stock award was subsequently forfeited in connection with Mr. Rouleau's retirement in 2015, and the stock option award and time-vested restricted stock award continue to vest in accordance with their terms during the period that Mr. Rouleau provides consulting services to the Company.

(6)
The equity awards granted to Mr. Boyer consist of: (i) a grant of 5,811 shares of restricted stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; and (ii) a grant of stock options to purchase 52,299 shares of the Company's Common Stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. Mr. Boyer subsequently forfeited these awards in connection with his departure from the Company on July 22, 2015.

(7)
The equity awards granted to Ms. Davidson consist of: (i) a grant of 1,561 shares of restricted stock on August 26, 2014, which vest in four equal installments on August 26, 2015, August 26, 2016, August 26, 2017 and August 26, 2018; (ii) a grant of stock options to purchase 14,046 shares of the Company's Common Stock on August 26, 2014, which vest in four equal installments on August 26, 2015, August 26, 2016, August 26, 2017 and August 26, 2018; (iii) a grant of 1,114 shares of restricted stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; and (iv) a grant of stock options to purchase 10,024 shares of the Company's Common Stock on February 10, 2015, which vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. Ms. Davidson subsequently forfeited these awards in connection with her departure from the Company on May 28, 2015.

 NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015 TABLE

Employment Agreements or Arrangements

Employment Agreement with Mr. Rouleau

        In August 2013, the Company and Mr. Rouleau entered into an employment agreement in connection with Mr. Rouleau's appointment as Chief Executive Officer of the Company. In the employment agreement, Mr. Rouleau agreed to serve for an initial term of two years as the Chief Executive Officer of the Company, or in such other position in the future as is determined by the Company's Board of Directors from time to time. The agreement provided that the initial term of employment would renew for successive one-year periods unless either party provided notice of non-renewal. Under the employment agreement, Mr. Rouleau was entitled to, among other things, (i) an annual salary of $560,000, which could be increased from time to time during his tenure as Chief Executive Officer, and could be increased or decreased, but not below $200,000, if he was then employed by the Company in another capacity, and (ii) to participate in the Annual Cash Incentive Plan for each fiscal year during the term of the employment agreement. Mr. Rouleau also received an initial cash signing bonus of $575,000 and an initial grant of stock options to purchase 350,000 shares of the Company's Common Stock and 30,000 shares of restricted stock. As of the end of fiscal 2015, all stock options and shares of restricted stock issued as a part of the initial grant have vested, except for stock options to purchase 50,000 shares of the Company's Common Stock, which vested August 19, 2015. In the employment agreement, Mr. Rouleau agreed to certain restrictive covenants during the employment term and for one year thereafter.

Consulting Agreement with Mr. Rouleau

        In September 2015, in connection with his retirement, the Company and Mr. Rouleau entered into a Consulting Agreement governing his provision of consulting services to the Company. The Consulting Agreement is for a term ending March 31, 2016, and provides that during the term Mr. Rouleau will assist with the transition of his prior duties and responsibilities, provide information and counsel upon request relating to any strategic or other matters related to the Company and provide such other consulting services as may be reasonably requested. In consideration for the consulting services, the Company agreed to pay Mr. Rouleau $58,333.33 for each month during the term of the consulting arrangement and to provide that the time-vested restricted stock award for 47,629 shares granted to Mr. Rouleau in 2014 will continue to vest during the term of the Consulting Agreement. The restricted stock award vested with respect to 50% of the shares subject to the award in February 2015 and is scheduled to vest with respect to the remaining 50% of the shares subject to the award in February 2016. Mr. Rouleau is entitled to an additional $10,000 payment after the end of the consulting term upon signing a mutual release. If Mr. Rouleau dies or becomes disabled during the consulting term, he will be entitled to the cash consulting fee for the remainder of the consulting term, the 2014 restricted stock award will fully vest, the time vested equity awards granted in fiscal 2015 will fully vest in accordance with their terms and his legal representative will be entitled to the additional $10,000 payment upon signing the mutual release. The Consulting Agreement may be terminated by either the Company or Mr. Rouleau under certain circumstances. In the Consulting Agreement, Mr. Rouleau agreed to certain restrictive covenants.

Equity Awards Issued in Connection with Officer Appointments

        Each of Ms. Phillips, Mr. Hixon and Ms. Davidson received certain grants of stock options and shares of restricted stock in connection with their respective appointments as officers as described above. Ms. Davidson subsequently forfeited her awards in connection with her departure on May 28, 2015.

Severance Agreement and Release with Ms. Davidson

        In connection with the termination of Ms. Davidson's employment on May 28, 2015, a subsidiary of the Company entered into a Severance Agreement and Release with Ms. Davidson in July 2015, pursuant to which Ms. Davidson is entitled to a severance payment of $178,365 payable over 8.5 months in fiscal 2016 and payment of accrued vacation and payment of up to $2,500 for career transition services.

Other Employment Agreements

        The Company is not a party to employment agreements with any other current or former named executive officers identified in the Summary Compensation Table other than at-will employment arrangements.

        The Company has entered into indemnification agreements with each named executive officer, each in a form approved by the Company's Board and previously disclosed by the Company. The Company has also entered into a form of the indemnification agreement with each of its directors. The Company's Board has further authorized the Company to enter into the form of indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board. The indemnification agreement supplements and clarifies existing indemnification provisions of the Company's Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Awards under Equity Plans

        With respect to the service-based stock option awards and restricted stock awards described under "Grants of Plan-Based Awards in Fiscal 2015", such awards require that the named executive officer remain employed by the Company until the respective dates listed in the table (or provide consulting services if no longer employed by the Company), subject to acceleration of vesting in certain circumstances described below under "Potential Payments upon Termination or Change of Control."

        The performance-based restricted stock award granted to Mr. Rouleau in fiscal 2015 was forfeited upon Mr. Rouleau's retirement in September 2015

Annual Cash Incentive Plan

        See "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Pay Components—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2015 and the discussion of certain provisions of the Annual Cash Incentive Plan in "Potential Payments upon Termination or Change of Control" below.

 OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

        The following table includes certain information with respect to the unexercised stock options and restricted stock awards held by the named executive officers as of June 30, 2015:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Melissa Phillips	11,464	34,392	(2)	—		$14.72	5/13/24	—		—	—		—
	—	28,939	(3)	—		$19.36	2/10/25	—		—	—		—
	—	23,667	(4)	—		$14.26	5/12/25	—		—	—		—
	—	—		—		—	—	9,666	(5)	$108,936	—		—
Phillip D. Hixon	2,500	7,500	(6)	—		$12.825	11/06/23	—		—	—		—
	1,169	3,505	(7)	—		$14.19	2/18/24	—		—	—		—
	—	14,046	(8)	—		$18.42	8/26/24	—		—	—		—
	—	10,024	(9)	—		$19.63	2/10/25	—		—	—		—
	—	—		—		—	—	3,060	(10)	$34,486	—		—
R. Michael Rouleau	10,000	10,000	(11)	—		$5.875	11/28/22	—		—	—		—
	100,000	—		—		$8.00	3/12/23	—		—	—		—
	75,000	—		—		$8.54	5/22/23	—		—	—		—
	300,000	50,000	(12)	—		$12.68	8/29/23	—		—	—		—
	40,006	40,005	(13)	—		$14.34	2/18/24	—		—	—		—
	67,500	—		67,500	(14)	$14.34	2/18/24	—		—	—		—
	—	46,488	(15)	—		$19.36	2/10/25	—		—	—		—
	—	—		—		—	—	28,979	(16)	$326,593	—		—
	—	—		—		—	—	—		—	51,653	(17)	$582,129
Jeffrey N. Boyer	62,500	187,500	(18)	—		$12.395	9/6/23	—		—	—		—
	9,355	28,065	(19)	—		$14.19	2/18/24	—		—	—		—
	—	52,299	(20)	—		$19.36	2/10/25	—		—	—		—
	—	—		—		—	—	8,896	(21)	$100,258	—		—
Susan Davidson(22)	—	—		—		—	—	—		—	—		—

(1)
Market value was determined using the closing price of Common Stock of $11.27, which was the closing price of Common Stock as reported on NASDAQ on June 30, 2015.

(2)
These options vest in three equal annual installments on May 13, 2016, May 13, 2017 and May 13, 2018.

(3)
These options vest in four equal annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019.

(4)
These options vest in four equal annual installments on May 12, 2016, May 12, 2017, May 12, 2018 and May 12, 2019.

(5)
These restricted stock awards vest as follows: (i) 3,822 vest in three equal annual installments on May 13, 2016, May 13, 2017 and May 13, 2018; (ii) 3,215 vest in four equal annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019; and (iii) 2,629 vest in four equal annual installments on May 12, 2016, May 12, 2017, May 12, 2018 and May 12, 2019.

(6)
These options vest in three equal annual installments on November 6, 2015, November 6, 2016 and November 6, 2017.

(7)
These options vest in three equal annual installments on February 18, 2016, February 18, 2017 and February 18, 2018.

(8)
These options vest in four equal annual installments on August 26, 2015, August 26, 2016, August 26, 2017 and August 26, 2018.

(9)
These options vest in four equal annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019.

(10)
These restricted stock awards vest as follows: (i) 385 vest in three equal annual installments on February 18, 2016, February 18, 2017 and February 18, 2018; (ii) 1,561 vest in four equal annual installments on August 26, 2015, August 26, 2016, August 26, 2017 and August 26, 2018; and (iii) 1,114 vest in four annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019.

(11)
These options vest in two equal annual installments on November 28, 2015 and November 28, 2016. These options were subsequently forfeited after the fiscal year-end in connection with Mr. Rouleau's retirement.

(12)
These options vested on August 19, 2015.

(13)
These options vest on February 18, 2016. These options were subsequently forfeited after the fiscal year-end in connection with Mr. Rouleau's retirement.

(14)
These options vest on February 18, 2016, subject to certain performance conditions. These options were subsequently forfeited after the fiscal year-end in connection with Mr. Rouleau's retirement.

(15)
These options vest in four equal annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. These options continue to vest during the period that Mr. Rouleau provides consulting services to the Company.

(16)
These restricted stock awards vest as follows: (i) 23,814 vest on February 18, 2016; and (ii) 5,165 vest in four equal installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. These restricted stock awards continue to vest during the period that Mr. Rouleau provides consulting services to the Company.

(17)
These restricted stock awards vest in whole or in part at the end of a three-year period from January 1, 2015 through December 31, 2017 based upon the Company's achievement of certain performance conditions during such three-year period as discussed under "Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation". These awards were subsequently forfeited after the fiscal year-end in connection with Mr. Rouleau's retirement.

(18)
These options vest in three equal annual installments on September 6, 2015, September 6, 2016 and September 6, 2017. These equity awards were subsequently forfeited after the fiscal year-end in connection with Mr. Boyer's departure from the Company.

(19)
These options vest in three equal annual installments on February 18, 2016, February 18, 2017 and February 18, 2018. These equity awards were subsequently forfeited after the fiscal year-end in connection with Mr. Boyer's departure from the Company.

(20)
These options vest in four equal annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. These equity awards were subsequently forfeited after the fiscal year-end in connection with Mr. Boyer's departure from the Company.

(21)
These restricted stock awards vest as follows: (i) 3,085 vest in three equal annual installments on February 18, 2016, February 18, 2017 and February 18, 2018; and (ii) 5,811 vest in four equal annual installments on February 10, 2016, February 10, 2017, February 10, 2018 and February 10, 2019. These equity awards were subsequently forfeited after the fiscal year-end in connection with Mr. Boyer's departure from the Company.

(22)
The employment of Ms. Davidson terminated effective as of May 28, 2015, and she forfeited all of her unvested equity awards upon her departure from the Company.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

        The following table contains information regarding the value received by the named executive officers upon option award exercises and restricted stock award vesting during the fiscal year ended June 30, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Melissa Phillips	—	—	1,274	$17,556
Phillip D. Hixon	—	—	129	$2,492
R. Michael Rouleau	—	—	38,815	$733,774
Jeffrey N. Boyer	—	—	1,029	$19,880
Susan Davidson	—	—	—	—

(1)
Based on the closing price of the Company's Common Stock on the applicable vesting or exercise date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive's employment or upon a change of control of the Company. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, involuntary termination with cause, retirement, in the event of the executive's death or disability and in connection with a change of control is shown below. Except for Ms. Davidson, whose employment with the Company was terminated prior to the end of fiscal 2015, the amounts shown assume that such termination was effective as of June 30, 2015, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination or upon our change of control. Accordingly, the amounts provided in this section are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event, except for with respect to Ms. Davidson for the reason discussed above. Messrs. Rouleau and Boyer left the Company after the 2015 fiscal year-end, and the discussion below also includes a description of the amounts, if any, actually received by them in connection with their departures from the Company.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is generally entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  incentive cash bonus earned during the year; and

  •
  grants pursuant to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the "2004 Plan"), the 2008 Plan and the 2014 Plan (calculated as the difference between the grant price of all outstanding in-the-money options and awards and the closing price of Common Stock as of June 30, 2015 ($11.27)), to the extent vested or exercisable, except in the case of certain terminations for "cause" as discussed below.

Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination without "cause," all of the executive's options that were exercisable on the date of such termination remain exercisable for a period of 90 days after the date of such termination (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination for any reason (other than death, disability, retirement or in connection with a "change in control"), all unvested shares of restricted stock will be forfeited, provided that certain awards may continue to vest if the former employee serves as a director or consultant to the Company.

        The 2004 Plan and the award agreements under the 2008 Plan (for awards granted before February 18, 2014) generally define "cause" to mean (i) the commission of a felony or a crime involving moral turpitude or any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company into public disgrace, (iii) substantial and repeated failure to perform duties properly assigned to the executive, (iv) gross negligence or willful misconduct, or (v) breach of duty of loyalty or other act of fraud or dishonesty. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2008 Plan, effective for awards granted under the plan on or after such date, under which "cause" is defined to mean (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of the executive's employment which damaged the Company, (ii) disclosure of trade secrets of the Company, or (iii) violation the terms of any non-competition, non-disclosure or similar agreement to which the executive is a party. Award agreements under the 2014 Plan define "cause" to mean the same as such term is defined under the amended forms of award agreements for the 2008 Plan.

        The 2008 Plan also defines "cause" more broadly with respect to general provisions relating to forfeiture or recoupment of awards, whether exercised or unexercised or vested or unvested. If the committee administering the 2008 Plan finds that a holder of an award granted under the 2008 Plan, (i) committed fraud, embezzlement, theft, felony, a crime involving moral turpitude or an act of dishonesty in the course of his or her employment which damaged the Company, (ii) disclosed trade secrets of the Company, (iii) violated the terms of any non-competition, non-disclosure or similar agreement, (iv) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated, (v) substantially and repeatedly failed to perform the duties of such executive's office, (vi) committed gross negligence or willful misconduct, (vii) materially breached such executive's employment agreement, (viii) failed to correct or otherwise rectify any failure to comply with reasonable instruction from the Company that could materially or adversely affect the Company, (ix) willfully engaged in conduct materially injurious to the Company, (x) harassed or discriminated against the Company's employees, customers or vendors, (xi) misappropriated funds or assets, (xii) willfully violated Company policies or standards of business conduct, (xiii) failed to maintain specified immigration status, or (xiv) knowingly caused or assisted in causing the Company to engage in criminal misconduct, then some or all awards awarded to such holder, and all net proceeds realized with respect to any such awards, will be forfeited to the Company as determined by the committee. The committee may also specify in an award agreement that the rights, payments, and benefits of a holder of an award granted under the 2008 Plan with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's involuntary termination for "cause," all of the executive's options will be forfeited immediately upon termination, whether or not then exercisable.

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated voluntarily for any reason, or is terminated by the Company for any reason other than death or disability, during a performance period, the participating executive will immediately forfeit any right to receive any incentive cash bonus for such performance period. If the termination occurs after the end of the performance period, but prior to the date of actual payment for such performance period, the committee administering the Annual Cash Incentive Plan may pay the terminated executive an amount not to exceed the amount of incentive cash bonus earned for such performance period.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination"), under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan, all of the executive's options that were exercisable on the date of such retirement remain exercisable for a period of three years after the date of such retirement (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited, provided that certain awards may continue to vest if the former executive serves as a director or consultant to the Company. Upon the executive's retirement, all unvested shares of restricted stock awarded under the 2004 Plan, the 2008 Plan and the 2014 Plan will be forfeited, provided that certain awards may continue to vest if the former executive serves as a director or consultant to the Company. The 2004

Plan and the 2008 Plan generally define "retirement" to mean the same as such term is defined under any Company pension plan or retirement program or as otherwise approved by the committee administering the applicable plan. The 2014 Plan defines "retirement" to mean an executive's termination of service solely due to retirement upon or after the attainment of age 65.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination") the named executive officer would receive payments under the Company's disability or life insurance plan, as appropriate. Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder) (for awards granted before February 18, 2014), upon an executive's death or disability, all of the executive's options that were exercisable on the date of death or disability remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), all options that were not exercisable on such date will be forfeited and all unvested shares of restricted stock will vest. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2004 Plan and the 2008 Plan, effective for awards granted under the plans on or after such date, under which, upon an executive's death or disability, all of the executive's unvested options will vest and become exercisable on the date of death or disability, all options will remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), and all unvested shares of restricted stock will vest. Award agreements for awards under the 2014 Plan include provisions consistent with those in the amended forms of award agreements under the 2004 Plan and the 2008 Plan with respect to accelerated vesting of equity awards upon an executive's death or disability.

        The 2004 Plan defines "disability" to mean any disability that would entitle the executive to disability payments under any Company disability plan or as otherwise determined by the committee administering the applicable plan. The 2008 Plan defines "disability" to mean, (i) in the case of an award that is exempt from Code Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan, or in the absence of such plan (or coverage thereunder), a permanent and total disability as defined in Code Section 22(e)(3), and (ii) in the case of an award subject to Code Section 409A, (A) the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) the executive is, by reason of any medically determinable physical or mental impairment that can expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan. The 2014 Plan defines "disability" to mean, (i) in the case of an award (other than an incentive stock option) that is exempt from Code Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan or insurance policy, or in the absence of such plan or policy (or eligibility thereunder), that the executive, because of a physical or mental condition resulting from bodily injury, disease or mental disorder, is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the committee administering the plan, based upon medical reports or other evidence satisfactory to such committee, (ii) in the case of an incentive stock option, a total and permanent disability as defined under the rules governing such awards under the Code, and (iii) in the case of an award subject to Code Section 409A, a disability as defined under Code Section 409A and the regulations or other guidance issued thereunder (in lieu of the definition of disability for awards exempt from Code Section 409A to the extent necessary to comply with Code Section 409A).

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated due to death or disability during a performance period, the committee administering the Annual Cash Incentive Plan may, in its discretion, pay the executive a pro rata portion of incentive cash bonus that would have been earned by the executive, if the executive had remained employed, based on the number of days worked during the performance period. The Annual Cash Incentive Plan defines "disability" to mean any disability that would entitle the executive to disability payments under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the executive is not entitled to participate in such plan or policy, a physical or mental condition resulting from bodily injury, disease or mental disorder that prevents the executive from performing his or her duties for a period of six continuous months, as determined in good faith by the committee administering the Annual Cash Incentive Plan, based upon medical reports or other evidence satisfactory to the committee. However, if the incentive cash bonus award is subject to Code Section 409A, then the term "disability" will have the meaning given such term under Code Section 409A.

Payments Made Upon Change of Control

        Except for Mr. Rouleau, none of our named executive officers have an employment agreement with the Company. Immediately prior to a change of control, all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 2004 Plan, the 2008 Plan and the 2014 Plan if:

  (a)
  any "person" or "group" other than an "exempt person" (as defined in such plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence and, in the case of awards under the 2008 Plan and the 2014 Plan, the transaction is actually consummated; or

  (c)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

        In addition, a change of control is deemed to occur under the 2008 Plan and the 2014 Plan if the individuals who are the incumbent directors (as determined under such plan) cease for any reason to constitute a majority of the members of the Board.

  R. Michael Rouleau

        In August 19, 2013, we entered into an employment agreement with Mr. Rouleau, which contained additional severance benefits. Under the employment agreement, in the event of Mr. Rouleau's death or "disability" (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Rouleau would be entitled to a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period. In addition, in the event of his death or "disability," a portion of Mr. Rouleau's initial equity grant under the agreement, consisting of option to purchase 150,000 of the Company's Common Stock and 15,000 shares of restricted stock, to the extent unvested, would become 100% vested as of the date of death or "disability." Mr. Rouleau's employment agreement defines the term "disability" to mean a disability under the Company's long-term disability plan. As of the end of fiscal 2015, all stock options and shares of restricted stock issued as a part of Mr. Rouleau's initial grant have vested, except for stock options to purchase 50,000 shares of the Company's Common Stock, which vested August 19, 2015.

        Under the employment agreement, in the event Mr. Rouleau terminated his employment without "good reason," or the Company terminated his employment for "cause," Mr. Rouleau would only be entitled to the compensation identified above under "Payments Made Upon Termination." In the event Mr. Rouleau terminated his employment with "good reason," or the Company terminated his employment without "cause," whether prior to or on or after a "change in control," (in addition to the items identified above under "Payments Made Upon Termination") Mr. Rouleau would be entitled to: (i) continuation of his base salary for the remainder of the initial term of the employment agreement; (ii) a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period; and (iii) 100% vesting of his initial grant of options and restricted stock, to the extent unvested. The employment agreement defined "cause" to mean: (i) an act of theft, embezzlement, fraud or dishonesty; (ii) any willful misconduct or gross negligence; (iii) any violation of fiduciary duties; (iv) conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor that may cause damage to the Company or its reputation; (v) an uncured, material violation of the Company's written policies, standards or guidelines; (vi) an uncured, willful failure or refusal to satisfactorily perform duties or responsibilities; and (vii) an uncured, material breach by Mr. Rouleau of the employment agreement or any other agreement with the Company. The employment agreement defined "good reason" to mean an uncured, material breach by the Company of the employment agreement or any other agreement with Mr. Rouleau. The employment agreement defined a "change in control" to mean a change in control under the 2008 Plan.

        On February 18, 2014, we approved awards for Mr. Rouleau under the 2008 Plan which provided for acceleration of awards upon Mr. Rouleau's termination of service in certain events. Under the terms of the awards, Mr. Rouleau would be entitled to 100% vesting of his equity awards granted, to the extent unvested, if (i) Mr. Rouleau terminated his employment for "good reason" (as defined in his employment agreement), (ii) the Company terminated Mr. Rouleau's employment without "cause" (as defined in his employment agreement) or (iii) Mr. Rouleau's employment was terminated due to his death or "disability" (as defined in the 2008 Plan) and, in each case, Mr. Rouleau's options would remain exercisable for a period of two years following his termination (but no later than the original expiration date of the options).

        Under the terms of the awards, in the event Mr. Rouleau terminated his employment for "retirement" without approval of the Board, all of Mr. Rouleau's unvested equity awards would be forfeited. In the event Mr. Rouleau terminated his employment for "retirement" with approval of the Board, all of Mr. Rouleau's equity awards would continue to vest based upon the original terms of the awards during his service on the Board; provided, that (i) if Mr. Rouleau voluntarily terminated his Board service (upon his retirement or thereafter), Mr. Rouleau would forfeit all of his unvested awards and (ii) if the Board failed to nominate Mr. Rouleau for reelection or, following nomination, the Company's stockholders failed to reelect Mr. Rouleau to the Board, Mr. Rouleau would be entitled to 100% vesting of his equity awards, to the extent unvested. In each of the foregoing cases, any vested options held by Mr. Rouleau would remain exercisable for a period of three years following the later of his retirement or termination of Board service (but no later than the original expiration date of the options). The terms of the awards define "retirement" to mean any voluntary termination at or after age 65 (other than for "good reason")

        On February 10, 2015, we granted a performance-based restricted stock award which would vest in whole or in part at the end of a three-year period from January 1, 2015 through December 31, 2017 based upon the Company's achievement of certain performance goals. See "Executive Compensation—

Compensation Discussion and Analysis—Chief Executive Officer Compensation." If Mr. Rouleau's employment was terminated by the Company prior to the third anniversary of the date of grant without "Cause" (as defined in his employment agreement), a pro rata portion of the unvested Target Shares (based on the number of full months employed during the performance period, rounded up if his termination date is on or after the 16th of the month) would vest at the end of the performance period based on the level of performance achieved during the performance period. 100% of all Target Shares would vest upon death or disability and upon a change in control. The performance based restricted stock award would not continue to vest if Mr. Rouleau remained a member of the Board of Directors but was no longer an employee. On February 10, 2015, we also granted Mr. Rouleau time based vesting options and restricted stock. 100% of the time based awards vest upon death or disability and upon a change in control. The time based awards continue to vest if Mr. Rouleau remains a member of the Board of Directors or provides consulting services but is no longer an employee.

        The following table shows the potential payments upon termination or change of control of the Company for R. Michael Rouleau, the Company's then-serving Chief Executive Officer, as of June 30, 2015, the last day of the 2015 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination Without Good Reason or Involuntary Termination With Cause	Retirement(1)	Voluntary Termination With Good Reason or Involuntary Termination Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	$385,000	$385,000	$385,000	$385,000	$385,000
Long-term incentive compensation:
Stock Options	—	$—	$—	$—	$—	$—
Restricted Stock Awards	—	$908,722	$908,722	$908,722	$908,722	$908,722
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	$1,293,722	$1,293,722	$1,293,722	$1,293,722	$1,593,722

(1)
Assumes (i) Mr. Rouleau retires as an employee with approval of the Board and continues as a director and (ii) the Board fails to nominate Mr. Rouleau for reelection or, following nomination, the Company's stockholders fail to reelect Mr. Rouleau to the Board. The retirement benefits shown in the table were not earned in connection with Mr. Rouleau's retirement as an employee and a director of the Company in September 2015.

        In connection with his retirement after the 2015 fiscal year-end, Mr. Rouleau did not receive any severance payments or accelerated vesting of equity awards. Certain equity awards continue to vest during the period he provides consulting services to the Company, as described below. Under his employment agreement, Mr. Rouleau was entitled to (i) accrued, unpaid base salary through the date of retirement, (ii) payments and benefits provided under the terms and conditions of the Company's benefit plans in which he was a participant on the date of retirement and (iii) any unreimbursed expenses properly incurred prior to retirement. Under the terms of the option agreements entered into with Mr. Rouleau during his employment, all vested options remain exercisable for three years following his retirement subject to certain conditions, except that the stock options to purchase 350,000 shares granted to Mr. Rouleau in his employment agreement remain exercisable for 90 days after retirement.

        The Company and Mr. Rouleau entered into a Consulting Agreement in September 2015 governing his provision of consulting services to the Company after his retirement. The Consulting Agreement is for a term ending March 31, 2016. In consideration for the consulting services, the Company agreed to pay Mr. Rouleau $58,333.33 for each month during the term of the consulting arrangement and to provide that the time-vested restricted stock award for 47,629 shares granted to Mr. Rouleau in 2014 will continue to vest during the term of the Consulting Agreement. The restricted stock award vested with respect to 50% of the shares subject to the award in February 2015 and is scheduled to vest with respect to the remaining 50% of the shares subject to the award in February 2016. Mr. Rouleau is entitled to an additional $10,000 payment after the end of the consulting term upon signing a mutual release. Under the terms of the time-vested restricted stock award and time-vested stock option granted to Mr. Rouleau in fiscal 2015, such awards continue to vest during the period that Mr. Rouleau provides consulting services to the Company. If Mr. Rouleau dies or becomes disabled during the consulting term, he will be entitled to the cash consulting fee for the remainder of the consulting term, the 2014 restricted stock award will fully vest, the time vested equity awards granted in fiscal 2015 will fully vest in accordance with their terms and his legal representative will be entitled to the additional $10,000 payment upon signing the mutual release.

  Melissa Phillips

        The following table shows the potential payments upon termination or change of control of the Company for Melissa Phillips, the Company's President and Chief Operating Officer, as of June 30, 2015, the last day of the 2015 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$—	$—	$—
Restricted Stock Awards	—	—	—	$108,936	$108,936	$108,936
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$108,936	$108,936	$408,936

  Phillip D. Hixon

        The following table shows the potential payments upon termination or change of control of the Company for Phillip D. Hixon, the Company's Executive Vice President, Store Operations, as of June 30, 2015, the last day of the 2015 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$—	$—	$—
Restricted Stock Awards	—	—	—	$34,486	$34,486	$34,486
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$34,486	$34,486	$334,486

  Jeffrey N. Boyer

        The following table shows the potential payments upon termination or change of control of the Company for Jeffrey N. Boyer, the Company's former Executive Vice President, Chief Administrative Officer and Chief Financial Officer, as of June 30, 2015, the last day of the 2015 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$—	$—	$—
Restricted Stock Awards	—	—	—	$100,258	$100,258	$100,258
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$100,258	$100,258	$400,258

        The employment of Mr. Boyer terminated after the 2015 fiscal year, effective as of July 22, 2015. He did not receive any severance payments in connection with his departure from the Company.

  Susan Davidson

        The employment of Ms. Davidson, the Company's former Senior Vice President, Marketing, was terminated effective as of May 28, 2015, and, in connection with such termination, we entered into a Severance Agreement and Release modifying the benefits that would have been payable to Ms. Davidson. For a discussion of severance benefits actually received by Ms. Davidson in connection with her termination, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2015 Table—Severance Agreement and Release with Ms. Davidson". As a condition to receiving such severance amounts, Ms. Davidson has agreed to (i) customary non-disclosure and non-use restrictions, (ii) release the Company and its affiliates from any liability, (iii) customary non-disparagement restrictions, and (iv) not solicit or hire any of the Company's employees for a period of 12 months.

 DIRECTOR COMPENSATION

        The table below summarizes the compensation paid to or accrued by each non-employee director of the Company for the fiscal year ended June 30, 2015.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven R. Becker	$128,622	$70,007	—	—	—	—	$198,629
Terry Burman	$80,761	$70,007	—	—	—	—	$150,768
Frank M. Hamlin	$54,615	$70,007	—	—	—	—	$124,622
William Montalto	$64,231	$70,007	—	—	—	—	$134,238
Sherry M. Smith	$66,154	$70,007	—	—	—	—	$136,161
Jimmie L. Wade	$43,329	$140,001	—	—	—	—	$183,330
Richard S. Willis	$85,224	$70,007	—	—	—	—	$155,231

(1)
Mr. Rouleau did not receive compensation for his service as a director. Mr. Wade was elected to the Board effective July 29, 2014.

(2)
This column includes annual cash retainers for board and committee service, committee chair service and, in the case of Mr. Becker, chairman service.

(3)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock awards included in the table. The value of the stock awards is calculated using the closing price of the Common Stock on the date the awards were made to each director and include: (i) the standard annual restricted stock grant on November 11, 2014 to each director; and (ii) the standard restricted stock grant on September 8, 2014 to Mr. Wade in connection with his appointment as a non-employee director. The closing stock price represents the grant date fair value of the stock awards under the 2008 Plan.

(4)
On November 11, 2014, the Company granted each director 3,348 shares of restricted stock under the 2008 Plan having a grant date fair value of $70,007 all of which are scheduled to vest on November 11, 2015, which represented the standard annual restricted stock grant under the Company's non-employee director compensation program. On September 8, 2014, the Company granted Mr. Wade 3,749 shares of restricted stock under the 2008 Plan having a grant date fair value of $69,994 all of which vested on November 12, 2014, which represented the standard restricted stock grant to newly appointed non-employee directors under the Company's non-employee director compensation program.

(5)
The non-employee directors had the following outstanding equity awards at the end of fiscal 2015:

	Outstanding Options— Exercisable (#)	Outstanding Options— Unexercisable (#)	Unvested Stock Awards(#)
Steven R. Becker	—	10,000	3,348
Terry Burman	10,000	10,000	3,348
Frank M. Hamlin	—	—	3,348
William Montalto	10,000	10,000	3,348
Sherry M. Smith	—	—	3,348
Jimmie L. Wade	—	—	3,348
Richard S. Willis	10,000	10,000	3,348

        The Company has adopted the following compensation program for non-employee directors (the "Director Compensation Plan"):

	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)
Annual retainer	$50,000	$10,000	$7,500	$5,000
Annual Chairman fee	$60,000	$20,000	$15,000	$10,000
Annual restricted stock grant—value	$70,000	—	—	—

        Under the Director Compensation Plan, non-employee directors receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

        Upon being appointed as a non-employee director to the Board of Directors, a director will receive the standard annual grant of restricted stock awards valued at $70,000 on the grant date, provided that the director begins service on or prior to July 31 during the first year of service. If the director begins service after July 31 during the first year of service, the director will receive one-half of the standard annual grant of restricted stock awards valued at $35,000 on the grant date. The restricted stock vests on the earlier of the one year anniversary of the grant date or immediately prior to the Company's next annual meeting of stockholders on the annual meeting date.

        Effective as of August 20, 2015, Mr. Montalto entered into a consulting agreement with the Company pursuant to which Mr. Montalto will provide IT consulting services to the Company until December 31, 2015, unless the agreement is terminated earlier by either party. Under the agreement, Mr. Montalto is entitled to a consulting fee of $12,000 per month, reimbursement of expenses and indemnification from the Company.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options under equity compensation plans approved by stockholders as of June 30, 2015, the end of the 2015 fiscal year. We do not have any equity compensation plans that were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column) (thousands)
Equity Compensation Plans Approved by Security Holders	1,838	$13.37	4,958
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,838	$13.37	4,958

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and SEC requirements relating to the independence of audit committee members, oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee is responsible for appointment, compensation and oversight of the Company's independent registered public accounting firm, Ernst & Young LLP. The Audit Committee reviewed with Ernst & Young LLP who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees", issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee meets with the Company's Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016.

As Members of the Audit Committee,
Richard S. Willis, Chair Sherry M. Smith Jimmie L. Wade

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy governing the review, approval or ratification of "Related Party Transactions," as described below (the "Policy").

  Related Party Transactions

        For the purposes of the Policy, a "Related Party Transaction" is a transaction or any material amendment to a transaction, including, but not limited to, any financial transaction, agreement, arrangement or relationship (including any indebtedness of guarantee of indebtedness), or any series of similar transactions, agreements, arrangements or relationships, in which the Company was, is or will be a participant, and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect material interest (subject to certain exceptions).

        For purposes of the Policy, a "Related Party" is: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, an executive officer, a director, or a nominee for director of the Company; (ii) any person who, at the time of the occurrence or existence of the Related Party Transaction, is the beneficial owner of more than 5% of any class of the Company's voting securities; or (iii) any "immediate family member" (as defined in the Policy) of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of any of the foregoing persons.

  Approval Procedures

        The Policy requires that when the Company or a Related Party proposes to engage in a transaction that is potentially a Related Party Transaction, the following steps will be taken:

  •
  The Related Party will submit the matter for review by the Company's General Counsel prior to entering into the transaction.

  •
  The General Counsel will then assess whether the proposed transaction is a Related Party Transaction for purposes of the Policy. If the General Counsel determines that the proposed transaction is a Related Party Transaction, the proposed Related Party Transaction will be submitted to the Audit Committee for consideration or, in those instances in which that is not practicable or desirable, to the Chair of the Audit Committee (who will possess delegated authority to act on behalf of the Committee). The Audit Committee, or when submitted to the Chair, the Chair, will consider the relevant facts and circumstances of the Related Party Transaction. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member, directly or indirectly, is involved.

  •
  The Audit Committee (or the Chair) will approve or ratify only those Related Party Transactions that the Audit Committee (or the Chair) believes are fair to the Company and that are determined to be in, or are not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee or Chair, as applicable, shall convey the decision to the General Counsel, who shall convey the decision to the Related Party and appropriate persons within the Company.

  •
  In the event it is not practicable to present any Related Party Transaction to the Audit Committee or the Chair prior to entering into such Related Party Transaction, it may be presented to the General Counsel for approval or be preliminarily entered into subject to ratification by the Audit Committee; provided, however, that if the Audit Committee or the Chair does not ratify the Related Party Transaction, the Company will take all reasonable efforts or actions to cancel or terminate it.

Ratification Procedures

        In the event any Related Party Transaction is not reported to the Audit Committee or the Chair or approved pursuant to the above described process prior to the Company entering into such Related Party Transaction, the following steps will be taken:

  •
  The Related Party Transaction will be submitted to the Audit Committee or Chair, and the Audit Committee or Chair will consider all of the relevant facts and circumstances available to the Audit Committee or the Chair. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member directly or indirectly is involved.

  •
  Based on the conclusions reached with respect to the standards set forth above concerning approval of Related Party Transactions, the Audit Committee or the Chair will evaluate all options, including but not limited to ratification, amendment or termination of the Related Party Transaction.

Disclosure

        Under the Policy, all Related Party Transactions that are required to be disclosed in the Company's filings with the SEC, as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules and regulations, will be so disclosed in accordance with such laws, rules and regulations. Furthermore, all Related Party Transactions will be disclosed to the Board of Directors following approval or ratification, as the case may be, of a Related Party Transaction.

Report of the Company's Related Party Transactions

        The Company did not participate in any Related Party Transactions during the fiscal year ended June 30, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no report was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2015.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of October 12, 2015 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on October 12, 2015 (based upon SEC filings), (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On October 12, 2015, there were 44,331,640 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
PRIMECAP Management Company(1)	6,608,350	14.9%
225 South Lake Ave., #400 Pasadena, CA 91101
T. Rowe Price Associates, Inc.(2)	5,373,230	12.1%
1900 E. Pratt Street Baltimore, Maryland 21202
BlackRock, Inc.(3)	3,953,574	8.9%
40 East 52nd Street New York, NY 10022
Wellington Management Company, LLP(4)	4,100,575	9.2%
280 Congress Street Boston, MA 02210
Dimensional Fund Advisors LP(5)	2,552,514	5.8%
Building One, 6300 Bee Cave Road Austin, TX 78746
AllianceBernstein LP(6)	2,374,125	5.4%
1345 Avenue of the Americas New York, NY 10105
Adage Capital Partners, L.P.(7)	2,531,331	5.7%
200 Clarendon Street, 52nd Floor Boston, MA 02116
Steven R. Becker(8)	13,404	*
Terry Burman(9)	42,786	*
Frank M. Hamlin(10)	8,250	*
William Montalto(11)	39,690	*
Sherry M. Smith(12)	8,250	*
Jimmie L. Wade(13)	7,097	*
Richard S. Willis(14)	33,473	*
Melissa Phillips(15)	56,258	*
Phillip D. Hixon(16)	22,364	*
R. Michael Rouleau(17)	756,017	1.7%
Jeffrey N. Boyer(18)	97,884	*
Susan Davidson(19)	—	*
All directors and executive officers as a group (10 persons)(20)	242,901	0.5%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in the Schedule 13F filed with the SEC on August 13, 2015 by PRIMECAP Management Company ("PMC"), PMC has the sole power to vote

  4,405,500 shares of the 6,608,350 shares of Common Stock, and the sole power to dispose of all of the 6,608,350 shares of Common Stock.

(2)
Based on information set forth in the Schedule 13G filed with the SEC on September 10, 2015 by T. Rowe Price Associates, Inc. ("TRP Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("TRP Fund"), TRP Associates has the sole power to vote 705,100 shares and the sole power to dispose of all of the 5,373,230 shares of Common Stock and TRP Fund has the sole power to vote 3,310,340 shares and no dispositive power.

(3)
Based on information set forth in the Schedule 13F filed with the SEC on August 7, 2015 by BlackRock, Inc. ("BlackRock"), BlackRock has the sole power to vote 3,857,112 shares of the 3,953,574 shares of Common Stock, and the sole power to dispose of all of the 3,953,574 shares of Common Stock.

(4)
Based on information set forth in the Schedule 13F filed with the SEC on August 14, 2015 by Wellington Management Company, LLP ("Wellington"), Wellington has shared power to vote 3,433,035 shares of the 4,100,575 shares of Common Stock, and shared power to dispose of all of the 4,100,575 shares of Common Stock.

(5)
Based on information set forth in the Schedule 13F filed with the SEC on August 8, 2015 by Dimensional Fund Advisors LP ("Dimensional"), Dimensional is an investment advisor to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, such investment companies, trusts, and accounts, the "Dimensional Funds"). Dimensional may be deemed to be the beneficial owner of all of the 2,552,514 shares of Common Stock held by the Dimensional Funds as Dimensional has the sole power to vote 2,540,229 of such shares and the sole power to dispose of all 2,552,514 of such shares.

(6)
Based on information set forth in the Schedule 13F filed with the SEC on August 14, 2015 by AllianceBernstein LP ("Alliance"), Alliance has the sole power to vote 2,011,932 shares of the 2,374,125 shares of Common Stock, the sole power to dispose of 2,265,665 shares of the 2,374,125 shares of Common Stock and the shared power to dispose of 108,460 shares of the 2,374,125 shares of Common Stock. Alliance is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA, which operates under independent management and makes independent decisions from AXA Financial, Inc. and AXA SA and their respective subsidiaries, and AXA Financial, Inc. and AXA SA calculate and report beneficial ownership separately from Alliance. However, Alliance may be deemed to share beneficial ownership with AXA Financial, Inc. and AXA SA by virtue of 108,460 shares of Common Stock acquired on behalf of the general and special accounts of the affiliated entities for which Alliance serves as a subadvisor.

(7)
Based on information set forth in the Schedule 13F filed with the SEC on August 14, 2015 by Adage Capital Partners, L.P. ("ACP"), Adage Capital Partners GP, L.L.C. ("ACPGP"), Adage Capital Advisors, L.L.C. ("ACA"), Robert Atchinson and Phillip Gross (collectively, the "Adage Reporting Persons"), each of the Adage Reporting Persons has the shared power to vote all of the 2,531,331 shares of Common Stock and the shared power to dispose of all of the 2,531,331 shares of Common Stock. ACPGP is the general partner of ACP and ACA is the managing member of ACPGP and therefore ACPGP and ACA may be deemed to beneficially own securities owned by ACP. Messrs. Atchinson and Gross are the managing members of ACA and therefore Messrs. Atchinson and Gross may be deemed to beneficially own securities owned by ACP.

(8)
Represents 5,056 shares of Common Stock held directly, 5,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 3,348 unvested shares of restricted stock.

(9)
Represents 29,438 shares of Common Stock held directly, 10,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 3,348 unvested shares of restricted stock.

(10)
Represents 4,902 shares of Common Stock held directly and 3,348 unvested shares of restricted stock.

(11)
Represents 8,646 shares of Common Stock held directly, 17,696 shares of Common Stock held indirectly by the William Montalto Revocable Trust, 10,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 3,348 unvested shares of restricted stock.

(12)
Represents 4,902 shares of Common Stock held directly and 3,348 unvested shares of restricted stock.

(13)
Represents 3,749 shares of Common Stock held directly and 3,348 unvested shares of restricted stock.

(14)
Represents 15,125 shares of Common Stock held directly, 15,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 3,348 unvested shares of restricted stock.

(15)
Represents 19,305 shares of Common Stock held directly, 11,464 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 25,489 unvested shares of restricted stock.

(16)
Represents 520 shares of Common Stock held directly, 9,681 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 12,163 unvested shares of restricted stock.

(17)
Represents 88,405 shares of Common Stock held indirectly by the Rouleau Family Revocable Living Trust, 642,506 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 25,106 unvested shares of restricted stock. The information reported for Mr. Rouleau is based on information available to the Company and may not reflect his current beneficial ownership.

(18)
The employment of Mr. Boyer terminated effective as of July 22, 2015. The information reported for Mr. Boyer is based on information available to the Company and may not reflect his current beneficial ownership.

(19)
The employment of Ms. Davidson terminated effective as of May 28, 2015. The information reported for Ms. Davidson is based on information available to the Company and may not reflect her current beneficial ownership.

(20)
Represents 89,560 shares of Common Stock held directly, 20,000 shares of Common Stock held indirectly, 66,028 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of October 12, 2015 and 67,313 unvested shares of restricted stock. Does not include shares of Common Stock reported as beneficially owned in the table above by Mr. Rouleau, Mr. Boyer or Ms. Davidson as they were not serving as executive officers of the Company as of the date of this Proxy Statement.

 STOCKHOLDERS' PROPOSALS

        Pursuant to Rule 14a-8, to be included in the Board of Directors' solicitation of proxies relating to the 2016 annual meeting of the Company's stockholders, a stockholder proposal must be received at our principal executive offices, no later than June 28, 2016.

        With respect to stockholder proposals to be presented at the 2016 annual meeting which are not intended to be included in our proxy statement relating to that meeting, pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), a stockholder's written notice of such proposal, in the form specified in the Bylaws, must be delivered to or mailed and received at our principal executive offices no earlier than August 11, 2016 and no later than September 10, 2016. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by September 10, 2016, with respect to proxies submitted for the 2016 annual meeting of the Company's stockholders.

        Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2016 annual meeting of the Company's stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to the Secretary of the Company no earlier than August 11, 2016 and no later than September 10, 2016.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young served as our independent registered public accounting firm for the fiscal year ended June 30, 2015, and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2016. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2015 and fiscal 2014 were $773,003 and $730,920, respectively.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal years ended June 30, 2015 and June 30, 2014, were $9,296 and $0, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." The fiscal 2015 services related to an SEC filing made by the Company.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for each of the fiscal years ended June 30, 2015 and June 30, 2014 were $32,286 and $23,000, respectively. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

        Excluding the audit fees, audit-related fees and tax fees mentioned above, there were no other fees billed by Ernst & Young during the fiscal years ended June 30, 2015 and June 30, 2014, respectively.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2015 were pre-approved by the Audit Committee.

HOUSEHOLDING OF PROXIES

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and Proxy Statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our Annual Report or Proxy Statement by sending a written request to the Company's Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,
Meredith W. Bjorck Secretary

Dallas, Texas,
October 26, 2015

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TUESDAY MORNING CORPORATION 6250 LBJ FREEWAY DALLAS, TX 75240 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees nominee(s) on the line below. 0 0 0 01 Steven R. Becker 06 Jimmie L. Wade 02 Terry Burman 07 Richard S. Willis 03 Frank M. Hamlin 04 William Montalto 05 Sherry M. Smith The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Approval, on an advisory basis, of the Company's executive compensation. For 0 0 Against 0 0 Abstain 0 0 3. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000257232_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TUESDAY MORNING CORPORATION Annual Meeting of Stockholders December 9, 2015 8:30 AM (Central time) The undersigned hereby appoints Meredith W. Bjorck, Kelly Munsch and Brian Monahan, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held on December 9, 2015 or any adjournment or postponement thereof, on all matters coming before said meeting. The availability of the proxy statement dated October 26, 2015 is acknowledged. You are encouraged to specify your vote by marking the appropriate boxes ON THE REVERSE SIDE, and this proxy will be voted as specified. If no choice is specified, this proxy will be voted in accordance with the Board of Directors' recommendations, which are FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the proxy holder(s) named in this proxy will vote the shares in their discretion. The proxy holder(s) cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000257232_2 R1.0.0.51160

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ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015 TABLE
OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF PROXIES
OTHER MATTERS